New Nouveau Brunswick

Volume 1

Consolidated Financial Statements

Public Accounts

for the fiscal year ended 31 March 2013

Printed by Authority
of the Legislature
Fredericton, N.B.

New Nouveau Brunswick

Volume 1

Consolidated Financial Statements

Public Accounts

for the fiscal year ended 31 March 2013

Printed by Authority
of the Legislature
Fredericton, N.B.

ISBN 978-1-4605-0200-6
ISSN 0382-1277

ii PROVINCE OF NEW BRUNSWICK 2013

To His Honour,

The Honourable Graydon Nicholas
Lieutenant-Governor of the Province of New Brunswick

The undersigned has the honour to submit the Public Accounts of the Province of New Brunswick for the fiscal year ended 31 March 2013.

I am, Your Honour,

Blaine Higgs
Minister of Finance

Fredericton, New Brunswick
October 2013

The Honourable Blaine Higgs
Minister of Finance

Sir:

The undersigned has the honour to present to you the Public Accounts of the Province of New Brunswick for the fiscal year ended 31 March 2013.

Respectfully submitted,

David Nowlan, CA
Acting Comptroller

Fredericton, New Brunswick
October 2013

2013	PROVINCE OF NEW BRUNSWICK	iii

TABLE OF CONTENTS

Audited Consolidated Financial Statements

Introduction to Volume I	1
Statement of Responsibility	2
Results for the Year	3
Major Variance Analysis	7
Indicators of Financial Health	14
Independent Auditor's Report	21
Consolidated Statement of Financial Position	23
Consolidated Statement of Operations	24
Consolidated Statement of Cash Flow	25
Consolidated Statement of Change in Net Debt	26
Consolidated Statement of Change in Accumulated Deficit	26
Notes to the Consolidated Financial Statements	27
Schedules to the Consolidated Financial Statements	67

2013	PROVINCE OF NEW BRUNSWICK	1

INTRODUCTION

VOLUME I

The Public Accounts of the Province of New Brunswick are presented in two volumes.

This volume contains the audited consolidated financial statements of the Provincial Reporting Entity as described in Note 1 to the consolidated financial statements. They include a Consolidated Statement of Financial Position, a Consolidated Statement of Operations, a Consolidated Statement of Cash Flow, a Consolidated Statement of Change in Net Debt and a Consolidated Statement of Change in Accumulated Deficit. This volume also contains the Independent Auditor’s Report, Statement of Responsibility, management’s comments on the Results for the Year, Major Variance Analysis and a discussion of the Indicators of Financial Health of the Province.

Volume II contains unaudited supplementary information to the consolidated financial statements presented in Volume I. It presents summary statements for revenue and expenditure as well as five-year comparative statements. This volume also contains detailed information on Supplementary Appropriations, Funded Debt, statements of the General Sinking Fund and revenue and expenditure by government department.

In addition, the Government includes the following lists on the Office of the Comptroller web site at http://www.gnb.ca/0087 :

•	Salary information of government employees and employees of certain government organizations in excess of $60,000. Salary information is for the calendar year and is reported under the department where the employee worked at 31 December;

•	Travel and other employee expenses in excess of $12,000 paid during the year to government employees, separated by department;
•	Payments made to suppliers during the year in excess of $25,000 separated by department as well as a global listing including payments made by all departments;
•	Loans disbursed to recipients during the year in excess of $25,000 separated by department.

2 PROVINCE OF NEW BRUNSWICK 2013

STATEMENT OF RESPONSIBILITY

The consolidated financial statements of the Province of New Brunswick are prepared each year by the Comptroller as required under section 12 of the *Financial Administration Act*. The Results for the Year, Major Variance Analysis and Indicators of Financial Health commentaries are prepared jointly by the Department of Finance and the Office of the Comptroller. The consolidated financial statements include a Consolidated Statement of Financial Position, a Consolidated Statement of Operations, a Consolidated Statement of Cash Flow, a Consolidated Statement of Change in Net Debt and a Consolidated Statement of Change in Accumulated Deficit.

Financial statement integrity and objectivity are the responsibility of the Government. To help fulfil this responsibility, systems of internal control have been established to provide reasonable assurance that transactions are properly authorized, executed and reported. The statements are prepared in accordance with the accounting policies described in Note 1 to the Consolidated Financial Statements.

On behalf of the Government:

Blaine Higgs
Minister of Finance

October 2013

2013	PROVINCE OF NEW BRUNSWICK	3

RESULTS FOR THE YEAR

General Comments

The Province's summary financial statements, contained in this volume of Public Accounts, report a deficit for the fiscal year ended 31 March 2013 of $507.7 million. This represents an increase of $324.8 million from the budgeted deficit of $182.9 million. The difference is the result of lower than budgeted revenues of $269.5 million and higher than budgeted expenses of $55.3 million.

Revenues were lower due to a $148.8 million shortfall in tax revenues attributable to a weakened economy, a reduction of $67.2 million in income from Government Business Enterprises primarily related to weaker-than-projected results for NB Power, and reduced royalty revenue of $35.6 million, reflecting lower world prices and volumes.

Expenses were $55.3 million higher than budget overall. A decrease in departmental spending throughout government contributed to lower than budgeted expenses in a number of areas, including Health, Social Development and Labour and Employment. These decreases were offset by higher than budgeted expenses elsewhere, including Education and Training and Central Government mainly due to higher than budgeted pension expense.

There are several other variances discussed in more detail in the major variance section that follows.

Summary Financial Information

(millions)

Consolidated Statement of Financial Position

	2013	2012

Financial Assets	$7,690.7	$7,264.7

Liabilities	(18,744.7)	(17,386.9)

Net Debt	(11,054.0)	(10,122.2)

Tangible Capital Assets	7,977.6	7,452.5

Other Non Financial Assets	280.5	256.7

Total Non Financial Assets	8,258.1	7,709.2

Accumulated Deficit	$(2,795.9)	$(2,413.0)

Consolidated Statement of Operations

	2013	2012

Revenue – Provincial Sources	$4,781.2	$4,931.7

Revenue – Federal Sources	3,000.5	2,874.2

Total Revenue	7,781.7	7,805.9

Expenses	8,289.4	8,051.2

Surplus / (Deficit)	$(507.7)	$(245.3)

Consolidated Statement of Change in Net Debt

	2013	2012

Opening Net Debt	$(10,122.2)	$(9,697.5)

Increase in Net Debt From	(931.8)	(424.7)
Operations

Ending Net Debt	$(11,054.0)	$(10,122.2)

2013	PROVINCE OF NEW BRUNSWICK	4

Revenue

Revenues of the Province for the past ten years, as restated, are shown in the table below.

(millions)

	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013
Provincial Sources	$3,594.1	$3,688.6	$3,994.2	$4,225.4	$4,469.7	$4,467.4	$4,179.7	$4,612.5	$ 4,931.7	$ 4,781.2
Federal Sources	$1,917.9	$2,354.8	$2,392.9	$2,530.9	$2,720.6	$2,763.6	$2,940.8	$2,930.3	$ 2,874.2	$ 3,000.5
Total Revenue	$5,512.0	$6,043.4	$6,387.1	$6,756.3	$7,190.3	$7,230.9	$7,120.5	$7,542.8	$ 7,805.9	$ 7,781.7

Average annual revenue growth over the ten-year period is 4.0%. Over the last five years, revenue growth is notably lower than the first five years of this period, reflecting the slowdown in the economy, tax changes and other factors. In 2013, year-over-year revenue shrank by 0.3% or $24.2 million. Key contributing factors to this weakened revenue growth include a reduction in income from Government Business Enterprises totaling $127.5 million reflecting considerably lower net income for NB Power and a reduction in tax revenues related to a weakened economy, which served to offset increased federal revenue that reflected one-time funding related to the Route One Gateway Project.

Expense

Expenses of the Province for the past ten years, as restated, are shown in the table below.

(millions)

	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013
Total Expense	$5,708.7	$5,822.9	$6,160.8	$6,481.1	$6,950.0	$7,383.6	$7,816.3	$8,160.5	$ 8,051.2	$ 8,289.4

Average annual expense growth over the ten-year period is 4.3%. In 2013, expenses increased by $238.2 million year-over-year, a 3.0% increase. This was mainly due to increased program spending in Health, Social Development, and Education and Training, as well as increased pension expense. These increases were partially offset by decreased provision for losses expense.

Surplus / (Deficit)

Surpluses (or Deficits) of the Province for the past ten years, as restated, are shown in the table below.

(millions)

	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013
Surplus/(Deficit)	$ (196.7)	$ 220.5	$ 226.3	$ 275.2	$ 240.3	$ (152.7)	$ (695.8)	$ (617.7)	$ (245.3)	$ (507.7)

The deficit for the year ended 31 March 2013 was $507.7 million. The deficit was higher than the budgeted deficit of $182.9 million. The increase in the deficit was the result of a revenue shortfall from budget of $269.5 million – fueled by weakened tax and royalty revenue and lower results for NB Power – along with higher-than-budgeted expenses of $55.3 million.

Net Debt

Net debt increased by $931.8 million during the year ended 31 March 2013. The increase in net debt is mainly related to the deficit of $507.7 million and $525.1 million for net capital asset transactions of highways, hospitals, schools and other buildings. In 2013, the Route One Gateway Project was added to the provincial debt. The following graph illustrates the net debt position as restated at the end of each of the past ten years.

2013	PROVINCE OF NEW BRUNSWICK	5

(millions)

	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013
Net Debt	$7,067.2	$6,948.2	$6,904.9	$6,767.7	$7,158.8	$7,615.9	$8,636.7	$9,697.5	$10,122.2	$11,054.0

Cost of Servicing the Public Debt

The Province’s cost of servicing the Public Debt totaled $660.3 million for the year ended 31 March 2013. This represents a modest reduction of $1.5 million from 2012 due to timing differences in borrowing and financing maturing debt at lower interest rates and borrowing later in fiscal year than anticipated, which was partially offset by higher debt levels.

2013	PROVINCE OF NEW BRUNSWICK	6

(millions)

	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013
Cost of
Servicing the	$ 581.8	$ 579.6	$ 590.3	$ 558.0	$ 575.7	$ 601.4	$ 607.2	$ 641.5	$ 661.8	$ 660.3
Public Debt

Results According to the Fiscal Responsibility and Balanced Budget Act

The Act’s stated objective is for balanced budgets over designated fiscal periods. The current fiscal period commenced 1 April 2011 and ends 31 March 2015. For 2013, the government incurred a $507.7 million deficit for a cumulative deficit of $768.3 million for balanced budget purposes. The government will introduce new legislation for balanced budgets during its mandate.

Surplus / (Deficit) According to Fiscal Responsibility and Balanced Budget Act

2011-12 to 2014-15

(millions)

	2012	2013	Cumulative
Surplus/(Deficit) - FRBBA	$(260.6)	$(507.7)	$(768.3)

2013	PROVINCE OF NEW BRUNSWICK	7

MAJOR VARIANCE ANALYSIS

Explanations of major variances are described below, first for revenue, followed by expenses. In this analysis, comparisons are made between the actual results for 2013 and either the 2013 budget or actual results for 2012.

REVENUE

Budget 2013 to Actual 2013 Comparison

2013 Budget to Actual
	($ millions)

Item	Budget	Actual	Variance	% Variance

Provincial Sources

Taxes	3,690.9	3,542.1	(148.8)	(4.0)

Licenses and Permits	144.2	144.6	0.4	0.3

Royalties	121.7	86.1	(35.6)	(29.3)

Income from Government Business Enterprises	256.9	189.7	(67.2)	(26.2)

Other Provincial Revenue	589.8	598.0	8.2	1.4

Sinking Fund Earnings	221.0	220.7	(0.3)	(0.1)

Revenue from Provincial Sources	5,024.5	4,781.2	(243.3)	(4.8)

Federal Sources

Fiscal Equalization	1,597.7	1,597.7	0.0	0.0

Unconditional Grants	901.9	894.2	(7.7)	(0.9)

Conditional Grants	527.1	508.6	(18.5)	(3.5)

Revenue from Federal Sources	3,026.7	3,000.5	(26.2)	(0.9)

Total Revenues	8,051.2	7,781.7	(269.5)	(3.3)

Taxes

Taxes are down $148.8 million from budget, primarily due to:

•	Personal Income Tax is down $120.3 million due to a weakened tax base and a negative prior-year adjustment for the 2011 taxation year;

•	Metallic Minerals Tax revenue is down $27.7 million as a result of lower than anticipated world prices and production volumes;

•	Provincial Real Property Tax is down $15.4 million due to lower than anticipated growth in and adjustments to assessments;

•	Corporate Income Tax is down $14.3 million as a result of final determination of taxes for the 2011 taxation year which resulted in a negative prior-year adjustment; Tobacco Tax revenue fell $7.6 million due to lower than anticipated tobacco sales volumes;

•	Gasoline and Motive Fuel Tax revenue were down $6.2 million related to lower than anticipated gasoline volumes;

•	Harmonized Sales Tax is up $34.2 million mainly as a result of positive adjustments related to prior years.

Royalties

Royalties fell $35.6 million from budget primarily due to a reduction of $32.2 million in mine royalties. Weakened prices for potash, a potash mine shutdown during the year and a new royalty structure for potash not being in place as anticipated resulted in the shortfall.

2013	PROVINCE OF NEW BRUNSWICK	8

Income from Government Business Enterprises

Income from Government Business Enterprises is down $67.2 million from budget due to lower net income of $60.2 million for the New Brunswick Electric Finance Corporation due to weaker-than-anticipated results for NB Power. This is a result of higher costs for pensions, fuel, and purchased power. New Brunswick Liquor Corporation revenue is down $8.3 million related to lower than anticipated sales.

Conditional Grants

Conditional Grants are down $18.5 million from budget mainly due to lower than anticipated demand for federal provincial cost shared training.

Actual 2012 to Actual 2013 Comparison

2012 Actual to 2013 Actual

($ millions)

Item	2012	2013		%
	Actual	Actual	Change	Change

Provincial Sources

Taxes	3,574.4	3,542.1	(32.3)	(0.9)

Licenses and Permits	138.8	144.6	5.8	4.2

Royalties	89.3	86.1	(3.2)	(3.6)

Income from Government Business Enterprises	317.2	189.7	(127.5)	(40.2)

Other Provincial Revenue	586.4	598.0	11.6	2.0

Sinking Fund Earnings	225.6	220.7	(4.9)	(2.2)

Revenue from Provincial Sources	4,931.7	4,781.2	(150.5)	(3.1)

Federal Sources

Fiscal Equalization Payments	1,632.6	1,597.7	(34.9)	(2.1)

Unconditional Grants	865.7	894.2	28.5	3.3

Conditional Grants	375.9	508.6	132.7	35.3

Revenue from Federal Sources	2,874.2	3,000.5	126.3	4.4

Total Revenues	7,805.9	7,781.7	(24.2)	(0.3)

Taxes

Taxes are down $32.3 million over the previous year, mainly due to:

•	Personal Income Tax was down by $38.0 million due to a negative prior-year adjustment in 2012-2013 and a weakened tax base.
•	Metallic Minerals Tax declined by $29.9 million related to lower world prices and production volumes.

•	Corporate Income Tax fell by $19.7 million as a result of a negative prior-year adjustment affecting 2012-2013.
•	Offsetting factors include:

o	Harmonized Sales Tax was up by $41.6 million due to federal payments based on the HST allocation formula.

o	Provincial Real Property Tax increased by $9.4 million related to growth in the assessment base.

o	Financial Corporation Capital Tax grew by $8.1 million reflecting a rate increase announced in the 2012-2013 Budget.

Income From Government Business Enterprises

Income from Government Business Enterprises is down $127.5 million from the previous year attributable to a reduction in NBEFC net income of $127.2 million, reflective of weaker results for NB Power as a result of lower hydro flows and higher generating costs.

2013	PROVINCE OF NEW BRUNSWICK	9

Fiscal Equalization Payments

Fiscal Equalization Payments are down $34.9 million reflecting a narrowing of fiscal disparities between New Brunswick and the national average.

Unconditional Grants

Unconditional Grants are up $28.5 million mainly due to the legislated growth in the federal cash funding for the Canada Health Transfer and the Canada Social Transfer.

Conditional Grants

Conditional Grants are up $132.7 million from the previous year mainly due to one-time capital revenue related to Route One Gateway Project.

EXPENSES

Budget 2013 to Actual 2013 Comparison

2013 Budget to Actual

($ millions)

Item	Budget	Actual	Variance	% Variance

Education and Training	1,761.2	1,787.6	26.4	1.5

Health	2,814.4	2,785.9	(28.5)	(1.0)

Social Development	1,091.9	1,055.6	(36.3)	(3.3)

Protection Services	239.4	237.3	(2.1)	(0.9)

Economic Development	276.2	270.6	(5.6)	(2.0)

Labour and Employment	128.3	100.5	(27.8)	(21.7)

Resources	215.0	210.1	(4.9)	(2.3)

Transportation and Infrastructure	531.5	547.7	16.2	3.0

Central Government	504.2	633.8	129.6	25.7

Service of the Public Debt	672.0	660.3	(11.7)	(1.7)

Total Expenses	8,234.1	8,289.4	55.3	0.7

Items in the table are reported by functional area. See the related schedule in the consolidated financial statements for additional details.

Education and Training

Education and Training expenses were $26.4 million higher than budget. This was mainly due to higher than budgeted pension expense. This was partially offset by a number of under-expenditures, including the following:

•	Lower than budgeted expenses in the Elementary and Secondary Education and Early Childhood Development programs of the Department of Education and Early Childhood Development;

•	Lower than budgeted expenses under the Student Financial Assistance Program in the Department of Post-Secondary Education, Training and Labour due to lower interest costs and lower take-up in student debt reduction programs;

•	Lower than budgeted provision for losses expense.

2013	PROVINCE OF NEW BRUNSWICK	10

Health

Health expenses were $28.5 million lower than budget mainly due to the following:

•	Lower than budgeted expenditures under the Corporate and Other Health Services program due to a number of factors, including IT-related expenditure reductions and lower than expected costs for blood products and out-of-province hospital payments;
•	Lower than anticipated billings for Medicare;

•	Lower than budgeted expenses under the Prescription Drug Program due in part to savings from generic drugs.

These under-expenditures were partially offset by some over-expenditures, including a deficit in the Vitalité Health Network.

Social Development

Social Development expenses were $36.3 million less than budget mainly due to the following:

•	Lower than budgeted expenses in the Long Term Care program due to construction delays for various nursing homes as well as lower program delivery expenses;

•	Lower than budgeted expenses in the Housing Services program as a result of delays associated with the Affordable Housing Program;

•	Lower than budgeted expenses in the Child Welfare and Youth Services program due to a reduction in caseload as well as accessing the federal disability tax credit on behalf of children in care;
•	Lower than budgeted expenses in the Special Purpose Account.

These under-expenditures were partially offset by higher than budgeted expenses in the Income Security program due to an increase in the social assistance caseload as well as higher than budgeted provision for losses expense.

Protection Services

Protection Services expenses were $2.1 million lower than budget mainly due to expenditure restraint, vacant positions and the capitalization of computer hardware and software systems in the departments of Justice and Attorney General and Public Safety.

Economic Development

Economic Development expenses were $5.6 million lower than budget mainly due to the following:

•	Lower than budgeted provision for losses expense;

•	Lower than anticipated expenses under Economic Development’s Strategic Assistance Program due to a number of projects not proceeding in the 2013 fiscal year as planned;

•	Lower than anticipated expenses under Invest NB’s Strategic Assistance Program due to the number and timing of assistance applications approved.

These under-expenditures were partially offset by higher than budgeted expenses in the Regional Development Corporation Special Operating Agency due to the completion of federally-funded water treatment facilities.

Labour and Employment

Labour and Employment expenses were $27.8 million lower than budget mainly due to lower than expected demand for programs offered under the Labour Market Development Agreement, the Employment Development program, and the Labour Market Agreement.

Resources

Resources expenses were $4.9 million lower than budget due to a number of under-expenditures, including the following:

•	Lower than anticipated demand in the Department of Agriculture, Aquaculture and Fisheries Strategic Assistance Program;
•	Under-expenditure in the Department of Natural Resources Forest Management program;

•	Lower than budgeted provision for loss.

2013	PROVINCE OF NEW BRUNSWICK	11

These decreases were partially offset by additional expenses due to the Energy Efficiency and Conservation Agency of New Brunswick’s use of accumulated surplus to maintain normal spending levels in 2013, a change respecting the consolidation of the Energy and Utilities Board and higher than budgeted amortization expense.

Transportation and Infrastructure

Transportation expenses were $16.2 million higher than budget mainly due to higher than budgeted expenses in the Department of Transportation and Infrastructure as a result of delays in achieving some government renewal savings initiatives and cost pressures related to increased commodity prices.

Central Government

Central Government expenses were $129.6 million higher than budget. This was mainly due to higher than budgeted pension expense due in part to updated actuarial valuations, particularly related to updated mortality tables. This increase was partially offset by lower than budgeted provision for losses expense.

Service of the Public Debt

Service of the Public Debt expenses were $11.7 million lower than budget primarily due to issuing bonds later in the fiscal year than anticipated and relying more on short-term financing at lower interest rates. This was partially offset by borrowing more to finance the larger than anticipated deficit.

Actual 2012 to Actual 2013 Comparison

2012 Actual to 2013 Actual

($ millions)

Item	2012 Actual	2013 Actual	Change	% Change

Education and Training	1,749.3	1,787.6	38.3	2.2

Health	2,730.0	2,785.9	55.9	2.0

Social Development	1,029.9	1,055.6	25.7	2.5

Protection Services	229.9	237.3	7.4	3.2

Economic Development	257.3	270.6	13.3	5.2

Labour and Employment	108.4	100.5	(7.9)	(7.3)

Resources	214.6	210.1	(4.5)	(2.1)

Transportation and Infrastructure	527.7	547.7	20.0	3.8

Central Government	542.3	633.8	91.5	16.9

Service of the Public Debt	661.8	660.3	(1.5)	(0.2)

Total Expenses	8,051.2	8,289.4	238.2	3.0

Items in the table are reported by functional area. See the related schedule in the consolidated financial statements for additional details.

Education and Training

Education and Training expenses were $38.3 million higher than the previous year mainly due to the following:

•	Additional investments and salaries in K-12 education;

•	Increased pension expense.

These increases were partially offset by a decrease in provision for losses expense.

2013	PROVINCE OF NEW BRUNSWICK	12

Health

Health expenses were $55.9 million higher than the previous year mainly due to the following:

•	An increase in expenses under the Medicare program due to the recruitment of additional physicians, growth, and increased wages;
•	An increase in expenses in the Regional Health Authorities associated with wages and inflation;

•	An increase in pension expense.

These increases were partially offset by a decrease in expenses under the Prescription Drug Program mainly due to decreased costs for generic drugs.

Social Development

Social Development expenses were $25.7 million higher than the previous year mainly due to an increase in the Long Term Care program as a result of additional funding provided to nursing homes and home support agencies.

Protection Services

Protection Services expenses were $7.4 million higher than the previous year due to the following:

•	Additional expenses in the Department of Public Safety’s Disaster Financial Assistance program, as well as a one-time pay out of severance to RCMP Members;

•	Increased expenses in the Court Services program of the Department of Justice and Attorney General;
•	Increased pension expense;

•	Increased amortization expense.

Economic Development

Economic Development expenses were $13.3 million higher than the previous year mainly due to the following:

•	Increased expenses by Invest NB as a result of 2013 being its first full year of operations;

•	Increased expenses under the Department of Economic Development’s Strategic Assistance

Program due to projects that were postponed in 2012 proceeding in 2013;

•	Additional economic development initiatives provided by the NB Immigrant Investor Fund.

These increases were partially offset by decreased provision for losses expense.

Labour and Employment

Labour and Employment expenses were $7.9 million lower than the previous year mainly due to lower than expected demand for programs offered under the Labour Market Development Agreement and the Labour Market Agreement.

Resources

Resources expenses were $4.5 million lower than the previous year mainly due to the following:

•	Decreased expenses by the Energy Efficiency and Conservation Agency of New Brunswick due to a leveling of program participation and changes made to the residential sector programs;
•	Decreased provision for losses expenses;

•	Decreased Public Works and Infrastructure expenses as a result of projects completed in the previous fiscal year.

These decreases were partially offset by increased expenses in other areas, notably the Canada-New Brunswick Excess Moisture Initiative in the Department of Agriculture, Aquaculture and Fisheries.

Transportation and Infrastructure

Transportation expenses were $20.0 million higher than the previous year mainly due to increased amortization expense.

2013	PROVINCE OF NEW BRUNSWICK	13

Central Government

Central Government expenses were $91.5 million higher than the previous year mainly due to increased pension expense under General Government, mainly as a result of updated actuarial information. These increases were partially offset by decreased provision for losses expense and expenses incurred by Algonquin Properties Limited in relation to the sale of the Algonquin Hotel & Golf Course in the previous fiscal year.

Service of the Public Debt

Service of the Public Debt expenses were $1.5 million less than the previous fiscal year primarily due to refinancing maturing debt at lower interest rates and delaying bond issuance until later in the fiscal year. This was partially offset by higher levels of debt.

2013	PROVINCE OF NEW BRUNSWICK	14

INDICATORS OF FINANCIAL HEALTH

This section provides indicators of progress in the Province’s financial condition and follows Canadian Institute of Chartered Accountants (CICA) guidelines, using information provided in the Province’s consolidated financial statements as well as other standard socio-economic indicators such as nominal Gross Domestic Product (GDP) data from Statistics Canada.

The analysis provides results in a manner that improves transparency and provides a clearer understanding of recent trends in the Province’s financial health. Trends over the last ten years (2004 to 2013) are evaluated using sustainability, flexibility and vulnerability criteria established by the CICA. Though many potential indicators are available, those found to be the most relevant, measurable and transparent to users of government financial information are included. Similar data series are also widely used by banks and other financial institutions, investors and credit-rating agencies.

In evaluating a government’s financial health, it should be acknowledged that governments have exposure to a number of variables that are beyond their direct scope of control, but still can exert major influences on financial results and indicators. These include but are not limited to:

•	Changing global economic conditions such as energy prices, commodity prices, investment valuation and inflation;

•	Changes to international financial conditions that impact interest rates, currency fluctuations or availability of credit;
•	Changes to federal transfers or programs;

•	Emergencies such as floods, forest fires and pandemics;

•	Developments affecting agencies such as NB Power that are reflected on the Province’s books and;
•	Changes in generally accepted accounting principles.

Sustainability

Sustainability is defined by CICA as the degree to which a government can maintain its existing financial obligations both in respect of its service commitments to the public and financial commitments to creditors, employees and others without increasing the debt or tax burden relative to the economy within which it operates. It is measured in this analysis by:

•	Net debt as a proportion of GDP;

•	Net debt per capita.

Net Debt as a Proportion of GDP:

Net debt is an indication of the extent to which Provincial government liabilities exceed financial assets. The net debt-to-GDP ratio shows the relationship between net debt and the economy. If the ratio is declining, growth in the economy is exceeding growth in net debt, resulting in improved sustainability. Conversely, an increasing net debt-to-GDP ratio indicates net debt is increasing faster than growth in the economy and serving to reduce the provincial government’s financial sustainability.

Over the last ten years the Province’s ratio of net debt-to-GDP increased from 31.6% to 33.9%. The following graph reports a steady improvement (reduction) in the net debt-to-GDP ratio from 2004 to 2008. Beginning 2009, the ratio trended upwards related to economic circumstances, capital projects, tax changes and continued cost pressures for health and social programs. In 2012, the ratio stabilized from recent growth trends reflecting government efforts to manage the Province’s finances, however it spiked in 2013 in part related to the Route One Gateway project coming onto the Province’s books.

For purposes of the Fiscal Responsibility and Balanced Budget Act, an improvement in the net debt-to-GDP ratio over successive fiscal periods is targeted. This means the net debt-to-GDP ratio for the year ended 31 March 2015 must be lower than the year ended 31 March 2011. The government will be introducing new balanced budget legislation during its mandate.

2013	PROVINCE OF NEW BRUNSWICK	15

	Net Debt-to-GDP Ratio
Fiscal Year Ending	Net Debt	GDP	Net Debt/GDP
	($ millions)	($ millions)	(%)
2004	7,067.2	22,366	31.6%
2005	6,948.2	23,672	29.4%
2006	6,904.9	24,716	27.9%
2007	6,767.7	25,847	26.2%
2008	7,158.8	27,966	25.6%
2009	7,615.9	28,533	26.7%
2010	8,636.7	29,026	29.8%
2011	9,697.5	30,941	31.3%
2012	10,122.2	32,180	31.5%
2013	11,054.0	32,631	33.9%

Net Debt per Capita:

Net debt per capita is a statement of the net debt attributable to each New Brunswick resident. A decrease in net debt per capita suggests the debt burden has improved while an increase implies the debt burden has increased. The level of net debt per capita made a steady improvement (reduction) from 2004 to 2007. Since 2008, the net debt per capita has trended upwards reflecting economic circumstances, capital projects, tax changes and continued cost pressures for health and social programs.

2013	PROVINCE OF NEW BRUNSWICK	16

	Net Debt per Capita
Fiscal Year Ending	Net Debt	Population	Net Debt per Capita
	($ millions)	(July 1)	($)
2004	7,067.2	749,389	9,430.6
2005	6,948.2	749,369	9,272.1
2006	6,904.9	747,960	9,231.6
2007	6,767.7	745,674	9,076.0
2008	7,158.8	745,398	9,604.0
2009	7,615.9	746,910	10,196.5
2010	8,636.7	749,945	11,516.4
2011	9,697.5	752,892	12,880.3
2012	10,122.2	755,335	13,400.9
2013	11,054.0	755,950	14,622.7

Flexibility

Flexibility is defined by CICA as the degree to which a government can change its debt or tax burden on the economy within which it operates to meet its existing financial obligations both in respect of its service commitments to the public and financial commitments to creditors, employees and others. It is measured in this analysis by:

•	Own-source revenue as a proportion of GDP;

•	Cost of servicing the public debt as a proportion of total revenue.

2013	PROVINCE OF NEW BRUNSWICK	17

Own-source Revenue as a Proportion of GDP:

This ratio measures own-source revenues of the Provincial government as a percentage of the economy, as measured by nominal GDP. An increase in this ratio indicates that government own-source revenues are growing faster than the economy as a whole, reducing government’s flexibility to increase revenues without slowing growth in the economy. A decrease in the ratio is indicative of the government taking less revenue out of the economy on a relative basis, which increases its flexibility.

Own-source revenue includes revenues from taxation, natural resources, fees, return on investment, lotteries, fines and penalties, etc., and is essentially all revenue minus federal transfers. While more controllable than federal transfers, as the Province can influence revenues through its own tax rates and fiscal policy, own-source revenue is vulnerable to, among other factors:

•	Net income or revenue of outside agencies whose revenue can fluctuate significantly due to price, volume, accounting changes, weather, etc (e.g. NB Power)

•	Variability in provincial revenues that are collected or estimated by the federal government such as personal and corporate income taxes and the Harmonized Sales Tax;
•	Commodity tax revenues such as Metallic Minerals Tax that are vulnerable to world prices.

Own-source revenue as a proportion of GDP was relatively stable over the first six years of the ten-year period 2004 to 2013. Since that time the Province has been withdrawing a smaller share from the economy, reflective of the economic slowdown and lowered taxes, amongst other factors.

2013	PROVINCE OF NEW BRUNSWICK	18

	Own-source Revenue as a Proportion of GDP
Fiscal Year Ending	Own-source Revenue	GDP	Own-source Revenue
			as a Proportion of
			GDP
	($ millions)	($ millions)	(%)
2004	3,594.1	22,366	16.1%
2005	3,688.6	23,672	15.6%
2006	3,994.2	24,716	16.2%
2007	4,225.4	25,847	16.3%
2008	4,469.7	27,966	16.0%
2009	4,467.4	28,533	15.7%
2010	4,179.7	29,026	14.4%
2011	4,612.5	30,941	14.9%
2012	4,931.7	32,180	15.3%
2013	4,781.2	32,631	14.7%

Cost of Servicing the Public Debt as a Proportion of Total Revenue:

Debt service costs as a proportion of total revenue is an indicator of the Province’s ability to satisfy existing credit requirements in the context of the government’s overall revenue. Debt service costs can be impacted by variables outside the direct control of government, such as credit ratings, interest rates, financial markets and currency fluctuations. Investment in public infrastructure resulting in a change in the stock of debt can also influence borrowing requirements.

The Province’s proportion of debt service costs to revenue declined steadily over the 2004 to 2008 period, lowering the overall financial burden on the Provincial budget. A decrease in this ratio indicates that debt service costs are a smaller proportion of Provincial revenues overall, allowing the Province more financial resources to provide essential programs and services. For the last seven years, the ratio has been relatively stable.

2013	PROVINCE OF NEW BRUNSWICK	19

Cost of Servicing the Public Debt as a Proportion of Total Revenue
Fiscal Year Ending	Cost of Servicing the	Total Revenue	Cost of Servicing the
	Public Debt		Public Debt as a
			Proportion of Total
			Revenue
	($ millions)	($ millions)	(%)
2004	581.8	5,512.0	10.6%
2005	579.6	6,043.4	9.6%
2006	590.3	6,387.1	9.2%
2007	558.0	6,756.3	8.3%
2008	575.7	7,190.3	8.0%
2009	601.4	7,230.9	8.3%
2010	607.2	7,120.5	8.5%
2011	641.5	7,542.8	8.5%
2012	661.8	7,805.9	8.5%
2013	660.3	7,781.7	8.5%

Vulnerability

Vulnerability as defined by CICA is the degree to which a government is dependent on sources of funding outside its control or influence or is exposed to risks that could impair its ability to meet its existing financial obligations both in respect of its service commitments to the public and financial commitments to creditors, employees and others. A common measurement of vulnerability is federal government transfers as a proportion of revenue.

Federal Government Transfers as a Proportion of Total Revenue:

Revenue from federal sources is comprised of conditional and unconditional grants from the federal government, including:

•	Fiscal Equalization Program payments;

•	The Canada Health Transfer and the Canada Social Transfer;

•	Conditional grants or capital revenue in support of economic development, infrastructure, education and labour training and other areas.

Federal transfer payments can be affected by both federal fiscal policy decisions, as well as the normal annual estimate process that guides federal payments under the Equalization Program and Canada Health and Social Transfers. Both of these factors can contribute to year-to-year changes in the level of transfers.

Comparing the level of federal transfers to total revenue provides an indication of the vulnerability of the Province. Generally, if the ratio is increasing, the Province is increasingly reliant on federal transfers, resulting in increased vulnerability. If the ratio is declining, vulnerability is diminished.

Federal government transfers as a proportion of total revenue hovered in the 37-38 percent range from 2006 to 2009, before spiking in 2010. In that year, provincial-source revenues contracted as the effects of the economic slowdown hampered revenues and the NBEFC experienced a significant net loss. At the same time, federal stimulus funding supported federal-source revenue growth. The ratio declined the subsequent two years before increasing to 38.6% in 2013. This reflects weakened provincial-source revenues and a one-time capital revenue related to Route One Gateway.

2013	PROVINCE OF NEW BRUNSWICK	20

Federal Government Transfers as a Proportion of Total Revenue
Fiscal Year Ending	Federal Government	Total Revenue	Federal Government
	Transfers		Transfers as a
			Proportion of Total
			Revenue
	($ millions)	($ millions)	(%)
2004	1,917.9	5,512.0	34.8%
2005	2,354.8	6,043.4	39.0%
2006	2,392.9	6,387.1	37.5%
2007	2,530.9	6,756.3	37.5%
2008	2,720.6	7,190.3	37.8%
2009	2,763.6	7,230.9	38.2%
2010	2,940.8	7,120.5	41.3%
2011	2,930.3	7,542.8	38.8%
2012	2,874.2	7,805.9	36.8%
2013	3,000.5	7,781.7	38.6%

2013 PROVINCE OF NEW BRUNSWICK 21

Office of the Auditor General
New Brunswick

Bureau du vérificateur général
Nouveau-Brunswick

INDEPENDENT AUDITOR'S REPORT

To the Legislative Assembly
Province of New Brunswick

Report on the consolidated financial statements

I have audited the accompanying consolidated financial statements of the Province of New Brunswick, which comprise the consolidated statement of financial position as at March 31, 2013, and the consolidated statements of operations, cash flow, change in net debt and change in accumulated deficit for the year then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with Canadian public sector accounting standards, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

My responsibility is to express an opinion on these consolidated financial statements based on my audit. I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my audit opinion.

Opinion

In my opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Province of New Brunswick as at March 31, 2013, and the results of its operations, its cash

Telephone/Téléphone:
(506) 453-2465
Fax/Télécopieur
(506) 453-3067

6th Floor, HSBC Place
P.O. Box 758
Fredericton, New Brunswick
Canada E3B 5B4

6e étage, Place HSBC
Case postale 758
Fredericton, Nouveau-Brunswick
Canada E3B 5B4

22 PROVINCE OF NEW-BRUNSWICK 2013

flows, changes in its net debt and changes in its accumulated deficit for the year then ended in accordance with Canadian public sector accounting standards.

Report on Other Legal and Regulatory Requirements

As required by section 11 of the *Auditor General Act*, I report that, in my opinion, the accounting principles in accordance with Canadian public sector accounting standards have been applied on a basis consistent with that of the previous year except as described in Note 18 to the consolidated financial statements.

Note 3 to the consolidated financial statements presents information on the Province's revenues and expenses, and the ratio of net debt to GDP, as required by the *Fiscal Responsibility and Balanced Budget Act*. In my opinion, Note 3 presents fairly, in all material respects, the information required by sections 7 and 11 of the *Fiscal Responsibility and Balanced Budget Act* to be included in the Public Accounts.

Kim MacPherson

Kim MacPherson, CA
Auditor General

October 4, 2013

2013 PROVINCE OF NEW BRUNSWICK 23

Schedule		(millions) 2013	2012
	FINANCIAL ASSETS		
1	Cash and Short Term Investments	$ 1,296.6	$ 875.0
2	Receivables and Advances	461.4	375.5
3	Taxes Receivable	1,140.2	1,089.3
4	Inventories for Resale	3.4	2.4
5	Loans	592.0	590.1
6	Equity in Government Business Enterprises	201.1	54.6
	Sinking Fund Equity (Note 10)	3,955.8	4,237.0
	Other Investments	40.2	40.8
	Total Financial Assets	7,690.7	7,264.7
	LIABILITIES		
	Short Term Borrowing (Note 5)	1,371.5	674.5
7	Accounts Payable and Accrued Expenses	2,521.9	2,375.5
8	Allowance for Losses	52.3	163.9
	Unrealized Foreign Exchange Gains	27.3	41.8
9	Deferred Revenue	545.5	595.5
10	Deposits Held in Trust	243.2	187.4
11	Obligations under Capital Leases (Note 6)	794.7	821.8
	Net Pension Liability (Note 12)	(149.5)	(259.5)
		5,406.9	4,600.9
	Funded Debt (Note 10)	18,023.2	17,440.6
	Borrowing for New Brunswick Electric Finance Corporation	(4,685.4)	(4,654.6)
	Funded Debt for Provincial Purposes	13,337.8	12,786.0
	Total Liabilities	18,744.7	17,386.9
	NET DEBT	(11,054.0)	(10,122.2)
	NON-FINANCIAL ASSETS		
	Tangible Capital Assets (Note 8)	7,977.6	7,452.5
12	Inventories of Supplies	52.3	56.0
13	Prepaid and Deferred Charges	228.2	200.7
	Total Non-Financial Assets	8,258.1	7,709.2
	ACCUMULATED DEFICIT	$ (2,795.9)	$ (2,413.0)

Contingent Liabilities - See Note 14
Commitments - See Note 15

David Nowlan, CA
Acting Comptroller

2013	PROVINCE OF NEW BRUNSWICK	24

CONSOLIDATED STATEMENT OF OPERATIONS

for the fiscal year ended 31 March 2013

			(millions)
Schedule		2013	2013	2012
		Budget	Actual	Actual
	REVENUE
	Provincial Sources
14	Taxes	$3,690.9	$3,542.1	$3,574.4
15	Licenses and Permits	144.2	144.6	138.8
16	Royalties	121.7	86.1	89.3
17	Income from Government Business Enterprises	256.9	189.7	317.2
18	Other Provincial Revenue	589.8	598.0	586.4
	Sinking Fund Earnings	221.0	220.7	225.6
		5,024.5	4,781.2	4,931.7
	Federal Sources
	Fiscal Equalization Payments	1,597.7	1,597.7	1,632.6
19	Unconditional Grants	901.9	894.2	865.7
20	Conditional Grants	527.1	508.6	375.9
		3,026.7	3,000.5	2,874.2
		8,051.2	7,781.7	7,805.9
	EXPENSE
21	Education and Training	1,761.2	1,787.6	1,749.3
22	Health	2,814.4	2,785.9	2,730.0
23	Social Development	1,091.9	1,055.6	1,029.9
24	Protection Services	239.4	237.3	229.9
25	Economic Development	276.2	270.6	257.3
26	Labour and Employment	128.3	100.5	108.4
27	Resources	215.0	210.1	214.6
28	Transportation and Infrastructure	531.5	547.7	527.7
29	Central Government	504.2	633.8	542.3
	Service of the Public Debt (Note 11)	672.0	660.3	661.8
		8,234.1	8,289.4	8,051.2
	ANNUAL DEFICIT	$(182.9)	$(507.7)	$(245.3)

The accompanying notes are an integral part of these consolidated financial statements.

2013	PROVINCE OF NEW BRUNSWICK	25

CONSOLIDATED STATEMENT OF CASH FLOW

for the fiscal year ended 31 March 2013

	(millions)
	2013	2012
OPERATING ACTIVITIES
Deficit	$(507.7)	$(245.3)
Non Cash Items
Amortization of Premiums, Discounts and Issue Expenses	4.2	4.6
Foreign Exchange Expense	(19.3)	(22.3)
(Decrease) increase in Provision for Losses	(77.5)	33.7
Amortization of Tangible Capital Assets	349.9	327.3
Loss on Disposal or Impairment of Tangible Capital Assets	24.7	26.3
Sinking Fund Earnings	(220.7)	(225.6)
Losses on Foreign Exchange Settlements	6.5	6.9
Increase (decrease) in Net Pension Liability (Note 12)	110.0	(39.6)
(Decrease) increase in Deferred Revenue	(50.0)	25.7
Decrease (increase) in Working Capital	32.2	(42.2)
Net Cash From Operating Activities	(347.7)	(150.5)
INVESTING ACTIVITIES
Increase in Investments, Loans and Advances	(159.2)	(166.1)
Other Comprehensive Income of Government Business Enterprises	124.8	(9.9)
Net Cash Used in Investing Activities	(34.4)	(176.0)
CAPITAL TRANSACTIONS
Acquisition of Capital Assets (Note 8)	(899.7)	(525.9)
FINANCING ACTIVITIES
Proceeds from Issuance of Funded Debt	1,920.6	2,318.7
Purchase of NBEFC Debentures	(451.6)	(531.1)
Elimination of Debentures held by NB Immigrant Investor Fund	(34.1)	(41.5)
Received from Sinking Fund for Redemption of Debentures and
Payment of Exchange	628.5	502.9
Decrease in Obligations under Capital Leases	(27.1)	(19.5)
Sinking Fund Installments	(126.6)	(172.9)
Short Term Borrowing	697.0	(152.5)
Funded Debt Matured	(903.3)	(908.4)
Net Cash From Financing Activities	1,703.4	995.7
INCREASE IN CASH DURING YEAR	421.6	143.3
CASH POSITION - BEGINNING OF YEAR	875.0	731.7
CASH POSITION - END OF YEAR	$1,296.6	$875.0
CASH REPRESENTED BY

Cash and Short Term Investments	$1,296.6	$875.0

The accompanying notes are an integral part of these consolidated financial statements.

2013	PROVINCE OF NEW BRUNSWICK	26

CONSOLIDATED STATEMENT OF CHANGE IN NET DEBT

for the fiscal year ended 31 March 2013

		(millions)
	2013	2013	2012
	Budget	Actual	Actual
RESTATED NET DEBT - BEGINNING OF YEAR (NOTE 18)	$(10,045.8)	$(10,122.2)	$(9,697.5)
CHANGES IN YEAR
Annual Deficit	(182.9)	(507.7)	(245.3)
Other Comprehensive Income of Government
Business Enterprises	---	124.8	(9.9)
Acquisition of Tangible Capital Assets (Note 8)	(895.0)	(899.7)	(525.9)
Amortization of Tangible Capital Assets (Note 8)	338.9	349.9	327.3
Loss on Disposal or Impairment of Tangible Capital Assets	---	24.7	26.3
Net Change in Supplies Inventories	---	3.7	3.7
Net Change in Prepaid Expenses	---	(27.5)	(0.9)
INCREASE IN NET DEBT	(739.0)	(931.8)	(424.7)
NET DEBT - END OF YEAR	$(10,784.8)	$(11,054.0)	$(10,122.2)

CONSOLIDATED STATEMENT OF CHANGE IN ACCUMULATED DEFICIT

for the fiscal year ended 31 March 2013

		(millions)
	2013	2013	2012
	Budget	Actual	Actual
RESTATED ACCUMULATED DEFICIT -	$(3,368.0)	$(2,413.0)	$(2,157.8)
BEGINNING OF YEAR (NOTE 18)
Annual Deficit	(182.9)	(507.7)	(245.3)
Other Comprehensive Income of Government
Business Enterprises	---	124.8	(9.9)
ACCUMULATED DEFICIT - END OF YEAR	$(3,550.9)	$(2,795.9)	$(2,413.0)

The accompanying notes are an integral part of these consolidated financial statements.

2013	PROVINCE OF NEW BRUNSWICK	27

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Accounting

These consolidated financial statements are prepared in accordance with Canadian public sector accounting standards.

b) Changes in Accounting Policy

Adoption of Public Sector Accounting Standard PS 3410, Government Transfers

Effective 1 April 2012, the Province changed its policy for recording transfers for capital purposes. Previously, these transfer amounts were deferred and recognized as revenue over the useful life of the related tangible capital asset. As a result of this change in policy, the recognition of transfer revenues is only deferred when and to the extent that the transfer gives rise to an obligation that meets the definition of a liability. The new standard has been applied retrospectively, and prior periods have been adjusted accordingly. Note 18 discloses the impact of this change in accounting policy on prior periods.

Receivables have been established for transfers to which the Province is entitled under government legislation, regulation or agreement. Liabilities have been established for any transfers due at 31 March 2013 for which the intended recipients have met the eligibility criteria.

Adoption of Public Sector Accounting Standard PS 3510, Tax Revenue

During 2012-2013, the Province adopted Public Sector Accounting Standard PS 3510. Transfers for Tuition Rebate and the Child Tax Working Income Supplement previously paid through the tax system are now reported on a gross basis. For 2012-2013, these transfers represented $16.5 million and $11.1 million respectively. Tax concessions continue to be netted against the type of tax revenue for which they are providing relief.

Official estimates received from the federal government are used as the basis for determining federal tax revenue. Federal tax revenue amounts for the current year reflect prior year adjustments based on returns or more recent economic data.

Provincial real property tax is recognized based on the calculation of applying the relevant provincial and local service district tax rates to the assessed property value. Adjustments are made to current year revenue for future assessments and allowance for doubtful accounts.

Other provincial tax revenue is recognized based on the self-assessed returns of tax payers and tax collectors. This revenue is subsequently adjusted for future tax assessments and allowance for doubtful accounts. Other provincial tax revenue is also recognized from direct payments made by tax payers in completing certain types of transactions.

c) Specific Accounting Policies

Debt Charges

Interest and other debt service charges are reported in the Consolidated Statement of Operations as Service of the Public Debt except as described below:

Because government business enterprises are included in the Provincial Reporting Entity through modified equity accounting, the cost of servicing their debt is not included in the Service of the Public Debt expense. The cost of servicing the debt of government business enterprises is an expense included in the calculation of their net profit or loss for the year.

2013	PROVINCE OF NEW BRUNSWICK	28

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

Interest costs imputed on the Province’s Accrued Pension Liability are recorded as part of pension expense, which is included in various expense functions.

Interest on debt to finance the Student Loan Portfolio is recorded as part of the Education and Training expense function.

Interest earned on the assets of the General Sinking Fund and on other provincial assets is reported as revenue.

Note 11 to these consolidated financial statements reports the components of the Service of the Public Debt Expense function and total debt charges.

Asset Classification

Assets are classified as either financial or non-financial. Financial assets are assets that could be used to discharge existing liabilities or finance future operations and are not to be consumed in the normal course of operations. Non-financial assets are acquired, constructed or developed assets that do not provide resources to discharge existing liabilities but are employed to deliver government services, may be consumed in normal operations and are not for resale. Non-financial assets include tangible capital assets, prepaid and deferred charges and inventories of supplies.

Cash and Short Term Investments

Cash and short term investments include cash on hand and short term, highly liquid investments that are readily convertible to known amounts of cash, with maturity dates of three months or less. The market value of short term investments is not materially different from the carrying value.

Other Investments

Investments are recorded at cost. Where there has been a loss in the value of an investment that is other than a temporary decline, the investment is written down to recognize this loss.

Loans

Loans are initially recorded at cost, and reported at the lower of cost and net recoverable value through a valuation allowance. Changes in the valuation allowance are recognized in expense. Interest revenue is recognized on a loan when earned, and ceases to be accrued when the collectability of either the principal or interest is not reasonably assured.

Loans issued under the Economic Development Act, Agricultural Development Act, and Fisheries and Aquaculture Development Act facilitate the establishment, development, or maintenance of industry in a variety of areas. As such, the nature and terms of the loans under these Acts vary. Energy Efficiency Upgrade Loans issued to clients are repayable over a maximum six year term, and are interest free. Loans to Students are interest free while the student is in full-time studies and becomes repayable with interest six months after the student leaves post-secondary studies. The maximum repayment term is fifteen years. Loans issued under the New Brunswick Housing Act may offer concessionary interest rates, and are repayable over a period not to exceed twenty-five years.

Concessionary Loans

There are two situations where the Province charges loan disbursements entirely as expenses. These are:

•	Loan agreements which commit the Province to provide future grants to the debtor to be used to repay the loan.

•	Loan agreements which include forgiveness provisions if the forgiveness is considered likely.

2013	PROVINCE OF NEW BRUNSWICK	29

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

In both these situations, the loan is charged to expense when it is disbursed.

Loans that are significantly concessionary because they earn a low rate of return are originally recorded as assets at the net present value of the expected future cash flows. The net present value is calculated using the Province’s borrowing rate at the time the loan was issued. The difference between the nominal value of the loan and its net present value is recorded as an expense.

Inventories

Inventories are recorded at the lower of cost or net realizable value. Inventories include supplies for use, and goods and properties held for resale. Properties held for resale are reported as a financial asset and include land and fixtures acquired or constructed for the purpose of sale. Properties held for resale also include properties acquired through foreclosure. Inventories of supplies for use are reported as a non-financial asset.

Allowances

Allowances have been established for loans and accounts receivable, loan guarantees and other possible losses. These allowances are disclosed in the schedules to the consolidated financial statements.

Obligations resulting from guaranteed loans are recorded as liabilities when a loss is probable with changes in this allowance recorded annually. As with all provisions for loss, this is an estimate and reflects management’s best estimate of probable losses.

Each outstanding loan guarantee under the Economic Development Act is reviewed on a quarterly basis. An allowance for loss on loan guarantees is established when it is determined that a loss is probable. A loss is considered probable when one or more of the following factors is present:

•	a decline in the financial position of the borrower;

•	economic conditions in which the borrower operates indicate the borrower’s inability to repay the loan;

•	collection experience for the loan.

Losses on guaranteed loans under the Agriculture Development Act and the Fisheries and Aquaculture Development Act for classes that have similar standards are calculated using an average rate based on past experience and trends.

Amounts due to the Province but deemed uncollectible are written off from the accounts of the Province once the write-off has been approved by either the Board of Management or Secretary to the Board of Management depending on the dollar value involved.

Tangible Capital Assets

Tangible capital assets are assets owned by the Province which have useful lives greater than one year. Certain dollar thresholds have been established for practical purposes.

Tangible capital asset policies of government entities which are consolidated in these consolidated financial statements are not adjusted to conform to Provincial policies. The types of items which could differ include amortization rates, estimates of useful lives and dollar thresholds for capitalization.

Public Private Partnership Road Contracts

The Province, through the New Brunswick Highway Corporation (NBHC), contracts with independent organizations to provide rehabilitation and maintenance work on designated portions of the Provincial highway network. The contracts provide for annual payment amounts determined at the inception of the contracts for maintenance and rehabilitation (capital improvement) of the roads.

2013	PROVINCE OF NEW BRUNSWICK	30

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

The terms of the agreements provide for scheduled annual payments which reflect the expected timing of capital improvement work. The payments to the contractors are being accounted for as follows:

•	as prepaid expenses when the rehabilitation work is expected to be completed after the payment has been made;

•	as accrued expenditures when the rehabilitation work is expected to occur prior to the payment being made; and

•	as the acquisition of tangible capital assets in the year the rehabilitation work is expected to be completed.

Amortization of the capital improvement work commences in the year the rehabilitation work is expected to be performed. This may not reflect when the work is actually completed by the contractors. Accordingly, some measurement uncertainty exists relative to the timing of the amortization expense and the allocation of the payment amounts as prepaid expenses, tangible capital assets or accrued expenditures.

Sick Leave

The cost of accumulating, non-vesting sick leave benefits are determined by an actuarial valuation, using management’s best estimate of salary escalation, accumulated sick days at retirement, long term inflation rates and discount rates. In accordance with Canadian public sector accounting standards for post-employment benefits and compensated absences, the Province recognizes the liability.

Injured Worker Liability

The Province provides workers’ compensation benefits on a self-insured basis. WorkSafe New Brunswick administers the claims on the Province’s behalf and charges a fee for this service. The liability for workers’ compensation of $131.9 million as at 31 December 2012 ($132.4 million at 31 December 2011) is determined by an actuary and is included in the Employee Benefits Liability. Management estimates the amount of the liability as at 31 March is not materially different. Annual claim payments are expensed by each department and are included in the functional expense area related to the program in which the employee worked. The net change in the liability excluding the actual claims costs is a decrease of $0.5 million in the 2013 fiscal year ($0.3 million decrease in 2012) and is expensed in General Government.

Trusts Under Provincial Administration

Legally established trust funds which the Province administers but does not control are not included as Provincial assets or liabilities. These consolidated financial statements disclose the equity balances of the trust funds administered by the Province in Note 17.

Borrowing on Behalf of New Brunswick Electric Finance Corporation

The Province, as represented by the Consolidated Fund, has issued long term debt securities on behalf of New Brunswick Electric Finance Corporation in exchange for debentures with like terms and conditions.

The New Brunswick Electric Finance Corporation debentures received by the Province are reported in Note 10 of these consolidated financial statements as a reduction of Funded Debt. This financing arrangement was used to obtain more favourable debt servicing costs. The transactions involving these securities, including the debt servicing costs, are not part of the budget plan of the Province’s Consolidated Fund.

2013	PROVINCE OF NEW BRUNSWICK	31

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

Foreign Currency Translation and Risk Management

The Province's assets, liabilities and contingent liabilities denominated in foreign currencies are translated to Canadian dollars at the year-end rates of exchange, except where such items have been hedged or are subject to interest rate and currency swap agreements. In such cases, the rates established by the hedge or the agreements are used in the translation. Exchange gains and losses are included in the Consolidated Statement of Operations except for the unrealized exchange gains and losses arising on the translation of long term items, which are deferred and amortized on a straight line basis over the remaining life of the related assets or liabilities. Revenue and expense items are translated at the rates of exchange in effect at the respective transaction dates.

The Province borrows funds in both domestic and foreign capital markets and manages its existing debt portfolio to achieve the lowest debt costs within specified risk parameters. As a result, the Province may be exposed to foreign exchange risk. Foreign exchange or currency risk is the risk that the principal and interest payments on foreign debt will fluctuate in Canadian dollar terms due to fluctuations in foreign exchange rates.

In accordance with risk management policy guidelines, the Province uses various financial instruments and techniques to manage exposure to foreign currency risk. These financial instruments include currency forwards, cross-currency swaps and purchases of foreign denominated assets into the Province’s sinking fund.

As at March 31, 2013, the Province had outstanding $1,500 million US$ and 300 million Swiss Francs denominated debt. Of this total, $1,400 million US$ and 300 million Swiss Francs were hedged by entering into cross-currency swaps, which convert the interest and principal payable from the original currency to Canadian dollars.

The Province’s currency exposure was 0.7% of the total debt portfolio prior to netting out the US dollar denominated assets in the sinking fund. A one cent change in the US/CDN$ foreign exchange rate as of March 31, 2013 would result in a $1.0 million change in the principal amount of Provincial-purpose long term debt. The hypothetical change, a gain or loss, would be amortized over the remaining life of the related debt issue. A one cent change would also result in a change of $0.1 million on interest payments in Service of the Public Debt.

There is no net currency exposure when the US dollar denominated assets held in the sinking fund are netted from the total Provincial-purpose debt portfolio.

Sinking Funds

The General Sinking Fund is maintained by the Minister of Finance under the authority of section 12 of the Provincial Loans Act (“Act”). This Act provides that the Minister shall maintain one or more sinking funds for the payment of funded debt either at maturity or upon redemption in advance of maturity. Typically, redemptions are only made after the related Provincial purpose portion of the debt has been outstanding a minimum of twenty years.

Sinking fund investments in bonds and debentures are reported at par value less unamortized discounts less premiums and the unamortized balance of unrealized foreign exchange gains or losses. Short-term deposits are reported at cost. The Province’s sinking fund may be invested in eligible securities as defined in the Act.

Sinking fund installments are paid into the General Sinking Fund on or before the anniversary date of each issue of funded debt, at the prescribed rate of a minimum of 1% of the outstanding principal.

New Brunswick Electric Finance Corporation (NBEFC) is contractually obligated to pay to the Province the amount of the sinking fund installment required each year in respect of the debentures issued by the Province on behalf of New Brunswick Power Corporation prior to 1 October 2004 and on behalf of NBEFC after 30 September 2004.

The following table shows the allocation of various components of the Sinking Fund between the Consolidated Fund of the Province and NBEFC.

2013	PROVINCE OF NEW BRUNSWICK	32

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

	Consolidated
	Fund	NBEFC	Total
Fund Equity, beginning of year	$4,237.0	$378.2	$4,615.2
Sinking Fund Earnings	220.7	20.5	241.2
Installments	126.6	47.0	173.6
Paid for Debt Retirement	(628.5)	(69.3)	(697.8)
Fund Equity, end of year	$3,955.8	$376.4	$4,332.2

Leases

Long term leases, under which the Province, as lessee, assumes substantially all the benefits and risks of ownership of leased property, are classified as capital leases although certain minimum dollar thresholds are in place for practical reasons. The present value of a capital lease is accounted for as a tangible capital asset and an obligation at the inception of the lease.

All leases under which the Province does not assume substantially all the benefits and risks of ownership related to the leased property are classified as operating leases. Each rental payment required by an operating lease is recorded as an expense when it is due.

Measurement Uncertainty

Measurement uncertainty is uncertainty in the determination of the amount at which an item is recognized in financial statements. This uncertainty exists when there is a variance between the recognized amount and another reasonably possible amount. Many items in these consolidated financial statements have been measured using estimates. Those estimates have been based on assumptions that reflect economic conditions. Actual results could differ from these estimates.

Significant estimates pertaining to these consolidated financial statements include the following:

•	the determination of valuation allowances on investments;

•	the establishment of allowances for doubtful accounts and allowances for losses;

•	the determination of employee future benefits;

•	the determination of injured worker liability and related expense;

•	the allocation of payments under Public Private Partnership agreements for highway maintenance between prepaid expense and tangible capital assets;

•	the calculation of transition balances for tangible capital assets;

•	the determination of depreciation rates and residual values of tangible capital assets, and;

•	the determination of tax revenues due to the timing difference between tax collected and future tax assessments.

d)	Provincial Reporting Entity

These consolidated financial statements include those entities which make up the Provincial Reporting Entity. The Provincial Reporting Entity is comprised of certain organizations that are controlled by the government. These organizations are the Consolidated Fund, the General Sinking Fund and the agencies, commissions and corporations listed below.

Transactions and balances of organizations are included in these consolidated financial statements through one of the following accounting methods:

2013	PROVINCE OF NEW BRUNSWICK	33

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

Consolidation Method

This method combines the accounts of distinct organizations. It requires uniform accounting policies for the organizations except that tangible capital asset policies of these organizations are not conformed to provincial policies. Inter-organizational balances and transactions are eliminated under this method. This method reports the organizations as if they were one organization. The organizations included through the consolidation method are:

Algonquin Golf Limited                                           New Brunswick Credit Union Deposit

Algonquin Properties Limited                                    Insurance Corporation

Ambulance New Brunswick Inc.                              New Brunswick Energy and Utilities Board

Arts Development Trust Fund                                  New Brunswick Health Council

Atlantic Education International Inc.                         New Brunswick Highway Corporation

Collège communautaire du Nouveau-Brunswick        New Brunswick Housing Corporation

Economic and Social Inclusion Corporation              New Brunswick Immigrant Investor Fund (2009) Ltd.

Energy Efficiency and Conservation Agency                 New Brunswick Internal Services Agency

of New Brunswick                                                New Brunswick Investment Management Corporation

Environmental Trust Fund                                       New Brunswick Legal Aid Services Commission

FacilicorpNB Ltd.                                                   New Brunswick Lotteries and Gaming Corporation

Forest Protection Limited                                        Provincial Holdings Ltd.

Horizon Health Network                                          Recycle New Brunswick

Invest NB                                                                                  Regional Development Corporation

Kings Landing Corporation                                                  Service New Brunswick

New Brunswick Community College                         Sport Development Trust Fund

Vitalité Health Network

Modified Equity Method

This method is used for government business enterprises (GBE’s). GBE’s are defined in Note 7 to these consolidated financial statements. The modified equity method reports a GBE’s net assets as an investment on the Province’s Consolidated Statement of Financial Position. The net income of the GBE is reported as income from government business enterprises on the Province’s Consolidated Statement of Operations. Inter-organizational transactions and balances are not eliminated. All gains or losses arising from inter-organizational transactions between GBE’s and other government organizations are eliminated. The accounting policies of GBE’s are not adjusted to conform with those of other government organizations. The organizations that have been included through modified equity accounting are:

New Brunswick Electric Finance Corporation           New Brunswick Power Group

New Brunswick Liquor Corporation                          New Brunswick Securities Commission

New Brunswick Municipal Finance Corporation

Transaction Method

This method records only transactions between the Province and the other organizations. The transaction method was used because the appropriate methods would not produce a materially different result. The organizations included through the transaction method are:

New Brunswick Agricultural Insurance                     New Brunswick Museum

Commission                                                        New Brunswick Public Libraries Foundation

New Brunswick Arts Board                                     Premier's Council on the Status of Disabled Persons

New Brunswick Insurance Board                             Strait Crossing Finance Inc.

2013	PROVINCE OF NEW BRUNSWICK	34

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

NOTE 2 BUDGET

The budget figures included in these consolidated financial statements are the amounts published in the Main Estimates, adjusted for transfers from the Supplementary Funding Provision Program and elimination of inter-account transactions.

The Supplementary Funding Provision Program is an appropriation which provides funding to other programs for costs associated with contract settlements and other requirements not budgeted in a specific program.

Budget figures for the year ending 31 March 2013 reflect the acquisition of tangible capital assets and amortization expense. These amounts are disclosed in the Main Estimates as a separate schedule.

In addition, budget figures were restated to reflect the tax revenue accounting for the Tuition Rebate and the Child Tax Working Income Supplement tax transfers. In the 2012-2013 Main Estimates, these transfers through the tax system were budgeted net of tax revenue. Revenue and expense budgets were increased by $26.7 million (Tuition Rebate $15.5 million and Child Tax Working Income Supplement $11.2 million) in order to present budget and actual figures on a comparative basis.

Budget figures were also restated to comparatively reflect the revenue and expense for municipality RCMP service. In the 2012-2013 Main Estimates, municipality RCMP fee revenue was budgeted net of expenses. To present the budget and actual figures on a comparative basis, the revenue and expense budgets have been increased by $11.4 million. This change is also described in Note 18 to these consolidated financial statements.

NOTE 3 FISCAL RESPONSIBILITY AND BALANCED BUDGET ACT

The Province is required under the Fiscal Responsibility and Balanced Budget Act to report annually on the difference between the revenue and expenses, subject to the provisions of sections 4 and 5 of the Act, for the fiscal year to which the Public Accounts relate and the cumulative difference between revenues and expenses for the current fiscal period. 1 April 2011 marks the beginning of a new four year fiscal period. The previous fiscal period ended 31 March 2011.

Section 4 of the Act stipulates that for Balanced Budget purposes, the changes to accounting policies apply prospectively as of the first day of the fiscal year in which the change is implemented and do not affect any previous year.

Section 5(1) of the Act stipulates that any change made within the last fifteen months of the fiscal period or after completion of that period in relation to the official estimates by the Government of Canada for provincial entitlements under the Federal-Provincial Fiscal Arrangements Act (Canada), the Canada-New Brunswick Tax Collection Agreement or the Comprehensive Integrated Tax Coordination Agreement, shall not be taken into account.

Section 5(2) of the Act stipulates that any change made in relation to the first official estimates by the Government of Canada respecting provincial entitlements under the Federal-Provincial Fiscal Arrangements Act (Canada), the Canada-New Brunswick Tax Collection Agreement or the Comprehensive Integrated Tax Coordination Agreement for the last fiscal year of a fiscal period shall not be taken into account.

The deficit according to the Fiscal Responsibility and Balanced Budget Act for the fiscal period ending 31 March 2013 is as follows:

2013	PROVINCE OF NEW BRUNSWICK	35

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

	(millions)
	2013	2012
	Actual	Actual
Revenue	$7,781.7	$7,789.0
Adjustments as per section 5(1) of the Act	---	---
Adjustments as per section 5(2) of the Act	---	---
Revenue as per Fiscal Responsibility and
Balanced Budget Act	7,781.7	7,789.0
Expense	8,289.4	8,049.6
Deficit for the year	(507.7)	(260.6)
Cumulative Deficit at beginning of year	(260.6)	---
Cumulative Deficit at end of year	$(768.3)	$(260.6)

The Province is required under the Act to report annually on the ratio of Net Debt to Gross Domestic Product (GDP) for the fiscal year to which the Public Accounts relate and the difference between that ratio and the ratio of Net Debt to GDP at the end of the previous fiscal period.

The following table presents the difference between the ratio for the fiscal period ending 31 March 2012 and for the year ended 31 March 2013.

		(millions)
	2013	2012	Difference
Net Debt	$11,054.0	$10,122.2
GDP (31 December)	$32,631.0	$32,180.0
Ratio of Net Debt to GDP	33.8%	31.5%	2.3% increase

2013	PROVINCE OF NEW BRUNSWICK	36

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

NOTE 4 SPECIAL PURPOSE ACCOUNTS

Special Purpose Account revenue earned but not spent accumulates as a surplus in that account and may be spent in future years for the purposes specified. At 31 March 2013, the accumulated surplus in all Special Purpose Accounts totaled $121.0 million ($118.4 million in 2012). This total is a component of net debt and accumulated deficit.

Descriptions of Major Special Purpose Accounts

CMHC

CMHC funding is used to provide funding for the operation of the programs that fall under the administration of the Social Housing Agreement. Fund revenues include interest earned on the fund, interest earned from second mortgages, and the cumulative excess of funding for social housing not spent to date. Expenditures from the fund are for approved CMHC program funding, any annual excess of which may be carried over for future program expenditures until the agreement expiration date in 2034.

School District Self Sustaining Accounts

Self Sustaining Accounts record school district revenue and expenses for non-educational services such as the rental of school facilities, cafeteria operations and foreign student tuition fees. These special purpose accounts also record partnership activities with third parties to provide resources, services or grants to students.

The table below summarizes the change in the accumulated Special Purpose Account surplus:

2013	PROVINCE OF NEW BRUNSWICK	37

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

				(millions)
		2012		2013
		Accumulated			Accumulated
		Surplus	Revenue	Expense	Surplus
Active Community School Sport Project	$	---	$0.3	$0.2	$0.1
Archives Trust Account		0.1	---	---	0.1
Arts Development Trust Fund		---	0.7	0.7	---
Child Centered Family Justice Fund		---	0.5	0.5	---
CMHC		50.0	10.8	14.7	46.1
Environmental Trust Fund		14.1	8.9	5.8	17.2
Fish Stocking Fund		0.9	0.4	0.3	1.0
Fred Magee Account		0.4	---	---	0.4
Grand Lake Meadows		0.1	---	---	0.1
Historic Places		0.1	---	---	0.1
Hospital Liability Protection Account		---	2.8	2.7	0.1
International Projects		---	0.4	0.4	---
Johann Wordel Account		0.1	---	---	0.1
Land Management Account		10.0	1.3	1.7	9.6
Library Account		0.5	0.6	0.4	0.7
Medical Research Assistance Account		2.1	0.2	---	2.3
Municipal Police Assistance		3.3	1.0	0.9	3.4
National Safety Code Agreement		---	0.2	0.2	---
Natural Resources Recoverable Projects		---	0.1	0.1	---
NB 911 Service Fund		10.9	5.2	5.3	10.8
NB Community College Scholarship Account		1.1	---	---	1.1
Provincial Parks		0.1	0.1	---	0.2
Provincial Proceeds of Crime		0.3	0.2	0.3	0.2
Public/Private Partnership Projects		0.2	---	---	0.2
Renovation of Old Government House		0.2	---	---	0.2
School District Scholarship and Trusts		---	0.3	0.3	---
School District Self Sustaining Accounts		17.6	23.8	20.8	20.6
Sport Development Trust Fund		---	0.5	0.5	---
Strait Crossing Finance Inc.		---	0.1	0.1	---
Suspended Driver - Alcohol Re-Education		0.1	0.4	0.3	0.2
Trail Management Trust Fund		1.4	1.5	1.4	1.5
Training Recoverable Projects		2.6	1.4	1.5	2.5
Victim Services Account		1.0	2.2	2.2	1.0
Wildlife Trust Fund		1.2	1.3	1.3	1.2
		$118.4	$65.2	$62.6	$121.0

2013	PROVINCE OF NEW BRUNSWICK	38

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

NOTE 5 SHORT TERM BORROWING

Short term borrowing primarily consists of treasury bills with interest rates ranging from 0.98% - 1.19%, maturing between 9 April and 5 December 2013.

NOTE 6 OBLIGATIONS UNDER CAPITAL LEASES

The total future principal and interest payments for capital leases amount to $1,394.8 million ($1,480.5 million 2012). That amount includes $794.7 million ($821.8 million 2012) in principal and $600.1 million ($658.7 million 2012) in interest.

Minimum annual principal and interest payments in each of the next five years are as follows:

Fiscal Year	(millions)
2013-2014	$89.5
2014-2015	89.0
2015-2016	88.4
2016-2017	87.8
2017-2018	87.3

NOTE 7 GOVERNMENT BUSINESS ENTERPRISES

A Government Business Enterprise is an organization accountable to the Legislative Assembly that has the power to contract in its own name, has the financial and operating authority to carry on a business, sells goods and services to customers outside the Provincial Reporting Entity as its principal activity, and that can, in the normal course of its operations, maintain its operations and meet its liabilities from revenues received from sources outside the Provincial Reporting Entity.

The following is a list of Government Business Enterprises, and their fiscal year ends, which are included in the Provincial Reporting Entity as described in Note 1 to these consolidated financial statements. In addition we have included summary information for the NB Power Group in the narrative section following the table below.

The financial results of the NB Power Group are included in New Brunswick Electric Finance Corporation’s financial statements using the modified equity method.

New Brunswick Liquor Corporation (Liquor)	31-03-13
New Brunswick Municipal Finance Corporation (Municipal Finance)	31-12-12
New Brunswick Electric Finance Corporation (NB Electric Finance)	31-03-13
New Brunswick Power Group (NB Power Group)	31-03-13
New Brunswick Securities Commission (Securities)	31-03-13

The following table presents condensed financial information of these Government Business Enterprises.

2013	PROVINCE OF NEW BRUNSWICK	39

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

		Municipal	NB Electric
	Liquor	Finance	Finance	Securities	Total
Assets
Cash and
Equivalents	$3.4	$1.1	$0.2	$5.6	$10.3
Receivables	5.0	3.3	852.8	0.1	861.2
Prepaids	0.4	---	---	---	0.4
Inventories	24.4	---	---	---	24.4
Investments	---	0.4	481.9	1.6	483.9
Deferred Charges	0.2	---	---	---	0.2
Fixed Assets	8.6	---	---	0.2	8.8
Long Term Notes
Receivable	---	838.0	3,963.4	---	4,801.4
Intangible Assets	1.4	---	---	---	1.4
Total Assets	$43.4	$842.8	$5,298.3	$7.5	$6,192.0
Liabilities

Payables	$14.9	$3.4	$754.8	$0.8	$773.9
Deferred Revenue	---	---	0.2	2.4	2.6
Other Long Term
Liabilities	4.3	---	59.1	0.3	63.7
Long Term Debt	---	838.3	4,688.8	---	5,527.1
Sinking Funds	---	---	(376.4)	---	(376.4)
Total Liabilities	19.2	841.7	5,126.5	3.5	5,990.9

Equity
Retained Earnings	24.2	1.1	45.0	4.0	74.3
Accumulated Other
Comprehensive Income	---	---	126.8	---	126.8
Total Equity	24.2	1.1	171.8	4.0	201.1

Total Liabilities and
Equity	$43.4	$842.8	$5,298.3	$7.5	$6,192.0
Net Income

Revenue	$390.8	$36.5	$346.4	$13.5	$787.2
Expenses	(226.7)	(2.5)	(80.1)	(5.6)	(314.9)
Interest and Related
Expense	---	(34.1)	(248.5)	---	(282.6)
Net Income	$164.1	$(0.1)	$17.8	$7.9	$189.7

The financial information of Government Business Enterprises is prepared according to the accounting standards applicable to each reporting entity, using accounting policies that are appropriate for the industry segment in which they operate. These accounting policies may not be consistent with accounting policies used by other member organizations of the Provincial Reporting Entity.

2013	PROVINCE OF NEW BRUNSWICK	40

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

New Brunswick Liquor Corporation

The New Brunswick Liquor Corporation was established under the New Brunswick Liquor Corporation Act. Its business activity is the purchase, distribution and sale of alcoholic beverages throughout the Province of New Brunswick. The Corporation’s financial statements are prepared in accordance with International Financial

Reporting Standards.

New Brunswick Municipal Finance Corporation

The Municipal Finance Corporation was established under the New Brunswick Municipal Finance Corporation Act. Its purpose is to provide financing for municipalities and municipal enterprises through a central borrowing authority. The Province is guarantor of all debt issued by the Corporation. The Corporation’s financial statements are prepared in accordance with International Financial Reporting Standards.

New Brunswick Electric Finance Corporation

New Brunswick Electric Finance Corporation (NBEFC) was established under the Electricity Act, which came into force on October 1, 2004 and is incorporated under the Business Corporations Act of New Brunswick. NBEFC has as its mandate to manage the assets, liabilities, rights and obligations that NBEFC received as part of the restructuring of New Brunswick Power Holding Corporation, and to dispose or otherwise deal with them as it sees fit.

NBEFC records the financial results of the NB Power Group using the equity method. The $481.9 million shown by NBEFC as an investment on its balance sheet is equal to the amount of capital stock of the NB Power Group plus all earnings of the NB Power Group subsequent to 30 September 2004. The NB Power Group’s net income is reported as income on NBEFC’s “Statement of Income and Accumulated Surplus (Deficit)”. Unrealized intercompany gains or losses are eliminated.

NBEFC’s net income was reduced by $45.5 million of unrealized intercompany gains related to expenses deferred under regulatory accounting used by the NB Power Group. In addition, NBEFC’s “Other Comprehensive Income” was increased by $30.5 million to adjust for the change in unrealized gain resulting from NB Power Group’s recognition of a “Future special payments in lieu of income taxes – other comprehensive income” asset. The specific treatment of costs by the NB Power Group is outlined in the Electricity Act.

The amount of $3,963.4 million reported by NBEFC as Long Term Notes Receivable is included by the NB Power Group as Long Term Debt. In addition, $4,685.4 million of the amount shown as Long Term Debt of NBEFC has been borrowed by the Province and is shown on the Consolidated Statement of Financial Position as a reduction of Funded Debt. The Corporation’s financial statements were prepared in accordance with

Canadian generally accepted accounting principles applied on a consistent basis with the preceding year.

New Brunswick Power Group

The New Brunswick Power Corporation was established as a Crown Corporation of the Province of New Brunswick in 1920 by enactment of the New Brunswick Electric Power Act. On October 1, 2004 the Province of New Brunswick proclaimed the Electricity Act which resulted in the reorganization of NB Power and the restructuring of the electricity industry in New Brunswick. NB Power continued as New Brunswick Power Holding Corporation with four new subsidiary operating companies (NB Power Group) which commenced operations on that date.

The NB Power Group provides for the continuous supply of energy adequate for the needs and future development of the Province, and promotes economy and efficiency in the distribution, supply, sale and use of power.

The 31 March 2013 combined statements of the NB Power Group report a net earnings of $69 million on total revenue of $1,697 million. Total assets reported were $6,337 million. Of this amount, $4,069 million is related to the net book value of tangible capital assets. The statements also report total liabilities of $5,733 million of which

2013	PROVINCE OF NEW BRUNSWICK	41

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

$3,730 million is long term debt and $192 million matures in the 2013-2014 fiscal year. The Corporation’s financial statements were prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis with the preceding year.

New Brunswick Securities Commission

The New Brunswick Securities Commission is a Provincial Corporation under the Securities Act (New Brunswick) established on July 1, 2004. The business of the Commission is the regulation of the New Brunswick capital markets, including administration of the Act, the General Regulation and the New Brunswick Securities Commission rules. The Corporation’s financial statements are prepared in accordance with International

Financial Reporting Standards.

NOTE 8 TANGIBLE CAPITAL ASSETS

Tangible capital assets include acquired, built, developed and improved tangible assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services.

Certain assets which have historical or cultural value, including works of art, historical documents and historical and cultural artifacts are not recognized as tangible capital assets. Land used as a site for a historical collection has been valued at $1. Intangibles and items inherited by right of the Crown, such as Crown lands, forests and mineral resources, are not recognized in the consolidated financial statements. Assets under construction are not amortized until the asset is available to be put into service.

Calculation of opening balances include, where available, acquisition totals reported in Public Accounts from 1973 to 2004. Surfacing costs have been segregated starting in 2005. Prior to 2005, these costs were included in roads and highways and bridges.

Tangible capital assets are amortized on a straight-line basis over their estimated useful lives as noted in the table that follows. One-half of the annual amortization is charged in the year of acquisition and in the year of disposal.

Included in the closing costs of the various classes as of 31 March 2013 are costs for assets under construction, which are not amortized. These costs are for buildings and land improvements ($144.9 million); bridges, roads and highways ($264.6 million); ferries ($1.1 million), water management systems ($2.9 million), computer hardware ($0.9 million) and computer software ($28.0 million). Donated equipment totaling $0.2 million was acquired during the year and has been included in the closing cost of machinery and equipment as of 31 March 2013.

2013	PROVINCE OF NEW BRUNSWICK	42

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

(millions)

					2013					2012
					Vehicles	Roads,	Dams and	Computer
		Buildings and	Machinery		and Mobile	Bridges	Water	Hardware
		Land	and		Heavy	and	Management	and
	Land	Improvements	Equipment	Ferries	Equipment	Highways	Systems	Software	Total	Total
Estimated Useful
Life (Years)	Indefinite	20-40	5-15	40-50	5-20	20-50	20-50	5
Cost
Opening Costs	$345.9	$3,445.3	$707.5	$115.1	$251.7	$7,256.6	$40.3	$58.7	$12,221.1	$11,773.6
Additions	7.0	135.5	39.2	0.1	14.1	692.3	1.5	10.0	899.7	525.9
Disposals	---	(10.4)	(12.9)	---	(21.4)	---	(2.1)	---	(46.8)	(78.2)
Impairments	---	(0.5)	---	---	---	---	(8.2)	---	(8.7)	---
Closing Costs	352.9	3,569.9	733.8	115.2	244.4	7,948.9	31.5	68.7	13,065.3	12,221.3
Accumulated
Amortization
Opening
Accumulated
Amortization	---	1,480.4	548.0	9.0	152.1	2,571.4	3.2	4.5	4,768.6	4,493.3
Amortization Expense	---	95.5	29.8	2.8	18.0	197.5	0.9	5.4	349.9	327.3
Disposals	---	(0.4)	(8.7)	---	(21.3)	---	(0.4)	---	(30.8)	(51.8)
Closing Accumulated
Amortization	---	1,575.5	569.1	11.8	148.8	2,768.9	3.7	9.9	5,087.7	4,768.8
Net Book Value	$352.9	$1,994.4	$164.7	$103.4	$95.6	$5,180.0	$27.8	$58.8	$7,977.6	$7,452.5

2013	PROVINCE OF NEW BRUNSWICK	43

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

NOTE 9 BORROWING AUTHORITY

a) Balance of Borrowing Authority under the Provincial Loans Act

The balance of borrowing authority granted under the Provincial Loans Act is as follows:

			(millions)
		Authority
		Granted	Borrowing
	Balance	During the	During the		Balance
	2012	Year	Year		2013
Loan Act 2010	$33.6	$ ---	$33.6	$	---
Loan Act 2011	625.7	---	625.7		---
Loan Act 2012	---	1,125.0	553.2		571.8
	$659.3	$1,125.0	$1,212.5		$571.8

Under the authority of section 2 of the Provincial Loans Act, the maximum temporary indebtedness of the Province is $2,200.0 million. At 31 March 2013, the short term borrowing of the Province was $1,371.5 million.

Under the authority of subsection 3(1) of the Provincial Loans Act, the Province may borrow sums required for the repayment, refinancing or renewal of securities issued or for the payment of any loan or liability, repayment of which is guaranteed by the Province. This authority is in addition to the authorities listed above.

b) Borrowing by the Municipal Finance Corporation

The New Brunswick Municipal Finance Corporation has authority under the New Brunswick Municipal Finance Corporation Act to provide financing for municipalities and municipal enterprises. As at 31 December 2012, long term debt owed by the corporation was $838.3 million. The Province guarantees this debt.

2013	PROVINCE OF NEW BRUNSWICK	44

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

NOTE 10 FUNDED DEBT

The following is a maturity schedule for the total amount of the Province’s Funded Debt.

			(millions)
					Funded
	Interest		Total	NB Electric	Debt for
Fiscal Year of	Rate (%)	Currency	Funded	Finance	Provincial
Maturity	Range	Amount	Debt	Corporation	Purposes
2013-2014	6.8	US $200.0	$203.1	$(101.6)	$101.5
	3.4-8.5	CAN $1,099.4	1,099.4	(220.0)	879.4
			1,302.5	(321.6)	980.9
2014-2015	4.5	CAN $550.0	550.0	---	550.0
	Floating	CAN $300.0	300.0	---	300.0
			850.0	---	850.0
2015-2016	2.9	CHF 300.0	321.4	---	321.4
	0.0-8.8	CAN $727.0	727.0	(400.0)	327.0
	Floating	CAN $100.0	100.0	(100.0)	---
			1,148.4	(500.0)	648.4
2016-2017	5.2	US $500.0	584.8	---	584.8
	0.0-4.7	CAN $643.7	643.7	(400.0)	243.7
			1,228.5	(400.0)	828.5
2017-2018	0.0-6.8	CAN $1,549.8	1,549.8	(420.0)	1,129.8
2018-2019	2.8-9.8	US $1,150.0	1,134.6	(253.8)	880.8
& After	2.9-6.8	CAN $10,909.9	10,909.9	(2,790.0)	8,119.9
			12,044.5	(3,043.8)	9,000.7
Total Funded Debt			18,123.7	(4,685.4)	13,438.3
Less: Debt Issued to the New Brunswick
Immigrant Investor Fund (2009) Ltd.			100.5	---	100.5
Funded Debt Before Sinking Fund			18,023.2	(4,685.4)	13,337.8
Less: Sinking Fund Equity			4,332.2	(376.4)	3,955.8
Funded Debt Outstanding			$13,691.0	$(4,309.0)	$9,382.0

2013	PROVINCE OF NEW BRUNSWICK	45

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

Pursuant to section 12 of the Provincial Loans Act, the Minister of Finance maintains a General Sinking Fund for the repayment of funded debt either at maturity or upon redemption in advance of maturity. At 31 March 2013, the equity of the General Sinking Fund accumulated for the repayment of Provincial Debt was $3,955.8 million ($4,237.0 million 2012). Some of the assets of this Fund are bonds and debentures issued or guaranteed by the Province of New Brunswick. The provincial net book value of these investments at 31 March 2013 was $2,040.8 million ($2,204.7 million 2012).

Because government business enterprises are included in the reporting entity through modified equity accounting, long term debt issued directly by those enterprises is not included in the amount of Funded Debt Outstanding. Note 7 to these consolidated financial statements discloses the long term debt obligations of government business enterprises.

The following amounts, which are payable swap agreements, have been included in the preceding funded debt maturity schedule. They have been reflected in that schedule in the currency payable per each financial swap agreement.

			(millions)
			2013
	Amount Payable		Amount Payable		Canadian
Fiscal Year	in Original		Per Financial		Dollar
of Maturity	Currency		Swap Agreement		Equivalent
2015-2016	CHF	300.0	CAN $	321.4	$321.4
2016-2017	US $	500.0	CAN $	584.7	584.7
2018-2019	US $	750.0	CAN $	734.0	734.0
2020-2021	US $	50.0	CAN $	48.9	48.9
2022-2023	US $	100.0	CAN $	97.8	97.8
					$1,786.8

The swap agreements are interest rate and currency swap agreements.

The following estimated payments are required in each of the next five years to meet the sinking fund provisions of existing debt:

Fiscal Year	(millions)
2013-2014	$ 126.5
2014-2015	124.1
2015-2016	114.4
2016-2017	111.1
2017-2018	103.7

2013	PROVINCE OF NEW BRUNSWICK	46

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

NOTE 11 DEBT CHARGES

The total cost of interest, exchange, amortization and related expenses is $508.2 million ($473.8 million 2012), which consists of:

	(millions)
	2013	2012
Interest	$853.8	$870.3
Interest on Fredericton – Moncton Highway Capital Lease	46.9	48.6
Interest on Other Capital Leases	8.8	9.0
Foreign Exchange Expense	(19.3)	(22.3)
Amortization of Discounts and Premiums	4.2	4.6
Other Expenses	0.8	0.9
	895.2	911.1
Interest Recovery for Debt Incurred for the New Brunswick
Electric Finance Corporation	(234.9)	(249.3)
Service of the Public Debt	660.3	661.8
Sinking Fund Earnings	(220.7)	(225.6)
	439.6	436.2
Pension Interest Charged	62.7	32.0
Interest on Debt to Finance Student Loan Portfolio	5.9	5.6
	$508.2	$473.8

2013	PROVINCE OF NEW BRUNSWICK	47

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

NOTE 12 PENSION PLANS

a) Description

Employees of the Province and certain other entities, as well as members of the Legislative Assembly, are entitled to receive pension benefits. The Pension plans under which these benefits are received are as follows:

Date of Latest
Actuarial Valuation
Plan Name	for Accounting
Purposes
Public Service Superannuation Act (PSSA)	01 April 2012
Teachers’ Pension Act (TPA)	01 April 2012
Provincial Court Act and Provincial Court Judges’ Pension Act
(Judge)	01 April 2012
Members’ Superannuation Act and Members’ Pension Act
(Member)	01 April 2011
Shared Risk Plan for CUPE Employees of New Brunswick Hospitals
(H-CUPE)	---
Pension Plan for Management Employees of New Brunswick
School Districts (Sch-Mgt)	31 December 2012
Pension Plan for General Labour, Trades and Services Employees
of New Brunswick School Districts (GLTS)	31 December 2012
Pension Plan for Full-Time CUPE 2745 Employees of New
Brunswick School Districts (CUPE 2745)	31 December 2012
Ombudsman Act (Ombud)	---
Shared Risk Plan for Certain Bargaining Employees of
New Brunswick Hospitals (H – CBE)	---
Pension Plan for Part-time and Seasonal Employees (Part-time)	---
Early Retirement Programs (Early Ret)	01 April 2012

Pension trust funds distinct from the Consolidated Fund exist for each of these pension plans, except the

Members’ Superannuation Act, Members’ Pension Act and the Ombudsman Act and Early Retirement Programs.

The pension expense and liability relating to NB Power employees belonging to the Public Service Superannuation Act are fully accounted for in the financial statements of NB Power. The schedules in this note have been adjusted to reflect this.

2013	PROVINCE OF NEW BRUNSWICK	48

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

The following is a summary of the contribution levels and basic member benefits for each pension plan. Complete plan descriptions are contained in the specific plan documentation.

Contributions

	Employee				Benefits
	Earnings	Earnings					Annual
	Up to	Above		Unreduced	Reduced		Benefit
Plan	YMPE	YMPE	Employer	Benefits	Benefits	Basic Benefit	Indexing
PSSA	5.80%	7.50%	Determined	Age 60 with 5	Age 55 with 5	2.0% of salary	Up to
			by an actuary	years’ service.	years’	times years’	5.00%
			required to		service.	service.
			fund current			Integrated with
			service costs,			CPP.
plus special
payments
determined
by an
actuary.
TPA	7.30%	9.00%	Equal to	Sum of age and	Sum of age	2.0% of salary	Up to
			Employee	years of service	and service	times years’	4.75%
			contributions,	87; 35 years’	total 80 or	service.
			plus special	service; or age	age 60 with 5	Integrated with
			payments as	65 with 5 years’	years’	CPP.
			determined	service; or age	service.
			by an	60 with 20
			actuary.	years’ service.
Sch –Mgt	This plan is being		N/A	Age 60 with 5	At age 55	2.0% of salary	Up to
	curtailed. There are no			continuous	with 5	times years’	3.00%
	current contributors to			years’ service.	continuous	service.
	the plan.				years’	Integrated with
					service.	CPP.
CUPE 2745	5.00%	6.50%	142.4% of	Age 60 with 5	Age 55 with 5	1.3% of salary	Up to
			employee	years	years	times years’	2.00%
			contributions	continuous	continuous	service.
			plus special	employment.	employment.
payments
determined
by an
actuary.
GLTS	5.50%	7.00%	150.2% of	Age 60 with 5	Age 55 with 5	1.4% to 2.0%	Up to
			employee	years	years	of salary times	2.00%
			contributions,	continuous	continuous	years’ service.
			plus special	service.	employment.
payments as
determined
by an
actuary.
Judge
a)Provincial	8.00%	8.00%	Determined	Age 60 with 25	N/A	60% of salary	Up to
Court Act			by an actuary	years’ service		Integrated with	6.00%
			plus special	or at age 65		CPP.
			payments	with 10 years’
			determined	service.
by an
actuary.

2013	PROVINCE OF NEW BRUNSWICK	49

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

Contributions
	Employee				Benefits
	Earnings	Earnings					Annual
	Up to	Above		Unreduced	Reduced		Benefit
Plan	YMPE	YMPE	Employer	Benefits	Benefits	Basic Benefit	Indexing
Judge
b)Provincial	8.00%	8.00%	Determined	Age 60 with 2	2 years’	3.0% per year	Up to
Court			by an actuary	years’ service.	service.	of service up	5.00%
Judges’			plus special			to 65% of
Pension Act			payments			salary.
			determined			Not integrated
			by an			with CPP.
actuary.
H - CUPE	9.00%	9.00%	10.1%	Age 65 with	Age 55 with	1.4% to 1.75%	Conditional
				earlier of 5 years	earlier of 5	of salary up to	indexing
				continuous	years	YMPE and	provisions
				service or 2	continuous	2.0% of	apply (no
				years plan	employment	excess of	maximum).
				membership in H	or 2 years	YMPE times
				– CUPE,	plan	years’ service.
				including any	membership
				predecessor	in H – CUPE,
				plan*.	including any
predecessor
plan*.
H – CBE	7.8%	7.8%	7.8%	Age 65 with 5	Age 55 with 5	1.3% to 1.4%	Conditional
				years continuous	years	of salary up to	indexing
				service or 2	continuous	YMPE and	provisions
				years plan	employment	2.0% of	apply (no
				membership in H	or 2 years	excess of	maximum).
				– CBE, including	plan	YMPE times
				any predecessor	membership	years of
				plan**.	in H – CBE,	service.
including any
predecessor
plan**.
Part-Time	2.00%,	N/A	Equal to	Normal	N/A	Defined	N/A
	3.25% or		employee	retirement age		contribution
	4.50%		contributions.	65.		plan.

Ombud	This plan has no active members and exists solely to pay benefits to past Ombudsmen or their beneficiaries. The current and future Ombudsmen are members of either the Judges’ or PSSA Plan.

Early Ret The Province has obligations under various early retirement initiatives.

* Predecessor Plan includes the Pension Plan for CUPE Employees of New Brunswick Hospitals, the Part-Time Pension Plan and the Pension Plan for Employees of New Brunswick Hospitals.

** Predecessor Plan includes the Pension Plan for Certain Bargaining Employees of New Brunswick Hospitals, the Part-Time Pension Plan and the Pension Plan for Employees of New Brunswick Hospitals.

50		PROVINCE OF NEW BRUNSWICK	2013

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2013
Member	a)	Members’ Superannuation Plan
Applies to Members of the Legislative Assembly who were MLA’s prior to enactment of the Members’
Pension Act.
Members contribute 9% of MLA’s indemnity plus 6% of Minister’s salary.
Province contributes amount equal to excess of pension payments over member contributions plus interest.
Eligible for unreduced MLA benefits upon ceasing to be an MLA with at least 10 sessions service.
Eligible for Ministers’ benefits upon ceasing to be an MLA with at least 10 sessions service and at least 6 months Minister’s service.
Basic MLA benefits equal 3% of average indemnity times number sessions served.
Basic Minister’s benefits equal 3% of Ministers’ average salary times years service as a Minister.
	b)	Members’ Pension Plan
Members contribute lesser of a) 9% of MLA’s indemnity plus 9% of Minister’s salary and b) maximum deductible RPP contributions per Income Tax Act.
Province contributes amount equal to excess of pension payments over member contributions plus interest.
Eligible for unreduced basic and supplemental MLA benefits at age 60 upon ceasing to be an MLA with minimum 8 sessions service.
Eligible for unreduced Ministers’ benefits at age 60 upon ceasing to be an MLA with at least 8 sessions service and at least 6 months Minister’s service.
Eligible for reduced basic and supplemental MLA benefits at age 55 upon ceasing to be an MLA with minimum 8 sessions service.
Eligible for reduced Ministers’ benefits at age 55 upon ceasing to be an MLA with at least 8 sessions service and at least 6 months Minister’s service.
		Basic MLA benefits equal 2% of average indemnity times sessions served.	Additional supplementary
allowance of 50% of basic MLA’s pension.
Basic Ministers’ benefits equal 2% of Ministers’ average salary times years service as Minister.
Additional supplementary allowance of 50% of basic Ministers’ pension amount.
YMPE	Year’s Maximum Pensionable Earnings

2013	PROVINCE OF NEW BRUNSWICK	51

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

b) Net Pension Liability

With the exception of the H-CBE plan, the H-CUPE plan and the Part-Time plan, the Province is liable for any excess of accrued pension benefits over pension fund assets. The H–CBE and H–CUPE plans are shared risk plans and the Province’s obligation related to these plans are discussed in Section c) below. The Part-Time plan is a defined contribution plan. The Province’s obligation related to this plan is limited to its annual contributions.

The value of accrued benefits in all defined benefit plans exceeds the value of assets resulting in an actuarial pension liability of $ 852.7 million ($643.6 million 2012). The calculation of this liability includes estimates of future events and market values of assets which can be volatile. Actual results may differ from the estimates used; creating a need for future adjustments. These adjustments are amortized into expense over the estimated remaining service life of employees due to their tentative nature and that further adjustments are likely to occur in the future. Currently, unamortized adjustments total $1,002.2 million ($903.1 million in 2012). The net pension liability after considering unamortized adjustments is a balance of $149.5 million ($259.5 million in 2012). This net balance, which appears on the Consolidated Statement of Financial Position, reflects the accounting methodology of deferring and amortizing the adjustments. This balance does not represent the actuarial pension liability.

The Provincial share of the net pension liability estimate is based on actuarial valuations for accounting purposes using the projected unit credit method, calculated as at the dates listed above. This method estimates the present value of retirement benefits associated with the period of employee service to the valuation date. These actuarial valuations were based on a number of assumptions about future events, such as rates of return on assets, wage and salary increases and employee turnover and mortality. Section d) of this note lists some of the actuarial assumptions used. Section e) lists selected information about plan members.

c) Shared Risk Pension Plans

During the year, the Province’s pension plans for Certain Bargaining Employees (H-CBE) and CUPE Hospital workers (H-CUPE) were converted to the Shared Risk Pension Model (SRPM). The Province has accounted for these plans using defined contribution pension accounting, and as such the contributions made by the Province under the terms of these plans are included in pension expense. Consistent with defined contribution pension accounting, no pension assets, liabilities, distributions, or investment gains or losses are included in these statements.

Changes were made to the previous H-CBE and H-CUPE plans to increase retirement age, introduce conditional indexing and establish contributions at a level to create a high probability that plan goals will be met.

Contributions for employers and employees are defined in the plan’s funding policy. The H-CBE and H-CUPE plans allow for defined and limited variability in the contribution requirements of both parties based on the level of funding of the plan. In the event that the open group funded ratio, as defined by the Pension Benefits Act, falls below 100% for two successive year ends, the employer contribution increase is limited to ½ of 1% of the payroll of the active members of the plans. In 2013 this would have amounted to $1.63 million for H-CUPE and $2.8 million for H-CBE.

An increase in contributions is the first mechanism of a funding deficit recovery plan, which is designed to ensure the sustainability of the plans. Other mechanisms include changes to early retirement rules, reductions in benefit accruals for future service, and as a last step, the reduction of base benefits for all members for both past and future service. The funding deficit recovery plan specifies the order of priority that these mechanisms be applied.

The H-CUPE and H-CBE plans also have funding excess utilization plans that outline actions that may be taken when the open group funded level exceeds 105%. Mechanisms include the reversal of any previous ancillary and base benefit reductions, the provision of indexing, the establishment of reserve funds, benefit improvements, and contribution decreases limited to 1% of the payroll of the active members for both the employer and employees. The funding excess utilization plan specifies how much of the excess funds can be utilized and the order of priority.

2013	PROVINCE OF NEW BRUNSWICK	52

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

The H-CBE and H-CUPE plans, operating under the SRPM, are governed by a Board of Trustees. The Province and the Unions appoint trustees in equal numbers. The Province has no claim to any assets or surpluses of the plan; nor does it have any legal obligation beyond the contributions required under the plan’s funding policy.

In 2013 the Province recorded transactions relating to these plans using defined contribution accounting. This treatment was used given the defined level of contribution with limited variability, the legal separation of the Province from the assets and liabilities of the plans and the fact that benefits, including indexing, other ancillary benefits and base benefits, are not guaranteed under the terms of these plans.

Legislation clauses and the provisions of the specific pension plan documents were key items reviewed as part of assessing the treatment of H-CUPE and H-CBE shared risk plans as defined contribution plans. These documents and legislation were assessed on a plan by plan basis as they may differ between different pension plans. A high degree of professional judgment was exercised in the accounting model determination.

The Province recognizes that the SRPM represents a unique model for pensions in Canada and as such may not have been contemplated in the design of existing accounting standards. The Province will continue to monitor developments in the applicable accounting standards when assessing the most appropriate accounting treatment for plans operating under the SRPM.

d) Summary Pension Information

Details of the net pension liability, unamortized adjustments, pension expense and change in net pension liability are outlined in the following table. The estimated accrued benefits and the value of plan assets reported have been updated to the most recent year end of the applicable pension plan. This was based on a projection of the actuarial assumptions and on actual contribution levels. The plans for hospital and school district employees have 31 December year ends. All other plans have 31 March year ends.

2013	PROVINCE OF NEW BRUNSWICK	53

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

Summary Pension Information
						(millions)
						2013												2012
					Sch-		CUPE								Part-	Early
	PSSA	TPA	Judge	Member	Mgt	GLTS	2745	Ombud H-CUPE				H-CBE			Time	Ret	Total	Total
Accrued benefit obligation beginning of year	$4,289.0	$4,378.3	$52.2	$62.5	$16.4	$292.1	$67.5	$	---	$	---	$	---	$	---	$ 160.3	$ 9,318.3	$8,895.7
Actuarial (gains) losses	302.3	108.1	4.7	---	---	(8.8)	(2.9)		---		---		---		---	56.4	459.8	89.3
Benefits accrued	128.8	86.3	2.4	2.6	---	8.1	1.9		---		---		---		---	---	230.1	216.0
Interest	316.2	306.2	3.1	2.8	1.0	19.2	4.4		---		---		---		---	7.4	660.3	610.9
Reciprocal payments and refunds	3.2	3.1	---	---	---	---	---		---		---		---		---	---	6.3	3.8
Benefit payments	(227.8)	(263.6)	(1.3)	(3.0)	(1.1)	(15.0)	(2.5)		---		---		---		---	(13.9)	(528.2)	(497.4)
Accrued benefit obligation	4,811.7	4,618.4	61.1	64.9	16.3	295.6	68.4		---		---		---		---	210.2	10,146.6	9,318.3
Plan assets beginning of year	4,135.2	4,168.5	31.2	---	9.5	249.1	55.4		---		25.8		---		---	---	8,674.7	8,387.0
Actuarial gains (losses)	77.9	76.7	0.5	---	(0.3)	9.5	1.7		---		---		---		---	---	166.0	(191.5)
Return on plan assets	285.7	286.9	2.2	---	0.6	17.2	3.9		---		---		---		---	---	596.5	577.7
Employer contributions	129.3	143.4	0.5	---	---	8.1	2.1		---		---		---		---	---	283.4	274.1
Employee contributions	57.7	47.8	0.4	---	---	3.6	0.9		---		---		---		---	---	110.4	108.1
Benefit payments	(227.8)	(263.6)	(1.3)	---	(1.1)	(15.0)	(2.5)		---		---		---		---	---	(511.3)	(480.7)
Plan Conversion Adjustment	---	---	---	---	---	---	---		---		(25.8)		---		---	---	(25.8)	---
Plan assets	4,458.0	4,459.7	33.5	---	8.7	272.5	61.5		---		---		---		---	---	9,293.9	8,674.7
Actuarial Pension Liability	353.7	158.7	27.6	64.9	7.6	23.1	6.9		---		---		---		---	210.2	852.7	643.6
Unamortized adjustments beginning of year	(293.9)	(532.6)	(2.6)	(6.0)	---	(52.2)	(15.8)		---		---		---		---	---	(903.1)	(728.6)
New adjustments	(224.4)	(31.5)	(4.2)	---	(0.3)	18.2	4.6		---		---		---		---	(56.4)	(294.0)	(281.0)
Amortization	53.8	74.0	1.2	0.9	0.3	6.7	1.6		---		---		---		---	56.4	194.9	106.5
Unamortized Adjustments	(464.5)	(490.1)	(5.6)	(5.1)	---	(27.3)	(9.6)		---		---		---		---	---	(1,002.2)	(903.1)
Net Pension Liability	$(110.8)	$(331.4)	$22.0	$59.8	$7.6	$(4.2)	$(2.7)	$	---	$	---	$	---	$	---	$ 210.2	$ (149.5)	$(259.5)

2013	PROVINCE OF NEW BRUNSWICK	54

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

								(millions)
									2013											2012
							Sch-		CUPE							Part-		Early
		PSSA	TPA	Judge	Member		Mgt	GLTS	2745	Ombud H-CUPE			H-CBE			Time		Ret	Total	Total
Expense
Employers’ share of pension
benefits earned		$62.0	$41.3	$2.0	$2.1	$	---	$4.4	$1.0		$0.1	$27.5		$32.7		$4.3	$	---	$177.4	$148.9
Interest		29.4	19.3	0.9	2.8		0.4	2.0	0.5		---	---		---		---		7.4	62.7	32.0
Amortization of adjustments		53.8	74.0	1.2	0.9		0.3	6.7	1.6		---	---		---		---		56.4	194.9	106.5
Change in valuation adjustment		---	---	---	---		---	---	---		---	---		---		---		---	---	---
Total pension expense		145.2	134.6	4.1	5.8		0.7	13.1	3.1		0.1	27.5		32.7		4.3		63.8	435.0	287.4
Employer contributions	1	115.9	143.2	0.5	2.5		---	8.1	2.1		0.1	27.5		32.7		4.3		13.9	350.8	327.0
Plan Conversion Adjustment		---	---	---	---		---	---	---		---	(25.8)		---		---		---	(25.8)	---
Change in net pension liability		$29.3	$(8.6)	$3.6	$3.3		$0.7	$5.0	$1.0	$	---	$25.8	$	---	$	---		$49.9	$110.0	$(39.6)

[1]	Only includes contributions from consolidated fund and entities consolidated

[2]	The Province has no liability for the Ombudsman, H-CUPE, H-CBE and Part-Time plans beyond its annual employer contribution thus no information regarding plan assets and liabilities is reported above.

2013	PROVINCE OF NEW BRUNSWICK	55

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

e) Actuarial Assumptions

Calculation of the Province’s employee pension obligations and related pension expenditure is based on long term actuarial assumptions except the Members’ Plan where both short and long term assumptions are used. In addition, salary increase assumptions have been refined given wage freeze measures implemented in the short term.

The table below discloses the assumptions used in the actuarial valuations.

			Rate of Pension
	Rate of Return		Escalation after
Plan	on Assets (%)	Inflation (%)	Retirement (%)
PSSA	6.96	2.50	2.30 to 2.40
TPA	6.96	2.50	2.20 to 2.40
Judge	6.96	2.50	2.30 to 2.40
Sch – Mgt	6.96	2.50	2.10
GLTS	6.96	2.50	2.00
CUPE 2745	6.96	2.50	2.00
Member	4.53	2.50	2.30 to 2.40

Annual Wage and Salary Increase Assumptions (%) (excludes promotional scale)

	2013	2014	2015	2016	2017
PSSA	2.0%	2.0%	2.0%	3.0%	3.0%
TPA	0.0%	2.0%	2.0%	3.0%	3.0%
Judge	4.0%	4.0%	4.0%	4.0%	4.0%
Sch – Mgt	2.0%	2.0%	2.0%	3.0%	3.0%
GLTS	2.0%	2.0%	2.0%	3.0%	3.0%
CUPE 2745	2.0%	2.0%	2.0%	3.0%	3.0%
Member	3.0%	3.0%	3.0%	3.0%	3.0%

These assumptions have been used to determine the amount of the Province’s obligation for pension benefits outstanding and the value of benefits earned by employees during the fiscal year and are based on management’s best estimates. Different assumptions have been used to determine the appropriate level of employee and employer contributions needed to fund the estimated cost of the pension plans.

2013	PROVINCE OF NEW BRUNSWICK	56

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

f) Member Data

The following table lists data about the members of each plan.

				Average
	Estimated Average	Number of		Annual Salary	Average
	Remaining Service	Active	Number of	of	Annual
Plan	Life (Years)	Contributors	Pensioners	Contributors	Pension
PSSA	14	19,426	14,097	$ 62,161	$ 21,423
TPA	16	9,911	8,605	72,990	30,944
Judge	6	30	29	205,520	47,458
Sch – Mgt	---	N/A	99	N/A	12,161
GLTS	8	2,145	1,466	32,441	10,277
CUPE 2745	9	1,015	364	29,636	7,204
Member	10
Member		54	88	85,000	27,670
Minister		22	38	51,544	6,094

The Members’ Pension Plan provides for a benefit based on years of service and salary as a Member and a benefit based on years of service and salary as a Minister. All Ministers are also included as a Member.

NOTE 13 SICK LEAVE LIABILITY

The Province of New Brunswick’s employees working full-time and part-time hours in government departments, school districts and other agencies receive sick leave that is earned at varying amounts per group. Unused hours can be carried forward for future paid leave, up to predetermined maximum amounts. This is an unfunded program with no specific assets segregated to meet the obligations when they come due. Actuarial estimates for this future liability have been completed and form the basis for the estimated liability reported in these consolidated financial statements. The latest actuarial valuation was calculated as at 31 March 2013 for government department and school district employees, and between 1 January 2011 and 31 March 2012 for the other agency employees.

Significant economic and demographic assumptions used in the actuarial valuations are:

Discount Rate:	Equal to the Province’s long term borrowing rate of 3.39% as at 31 March 2013, and 3.52%
as at 31 March 2012.
Expected Average
Remaining Service
Lifetime (Years):	9.4 to 18

Salary Growth Rate:	Short term	Long term
	0.0% to 3.0%	3.0%

2013	PROVINCE OF NEW BRUNSWICK	57

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

The following table presents the liability at 31 March:

		(millions)
		2013			2012
	Government	School	Other	Total	Total
	Departments	Districts	Agencies
Accrued benefit obligation beginning of year	$53.9	$64.5	$100.3	$218.7	$205.8
Actuarial (gains) losses	0.5	0.6	(0.8)	0.3	8.0
Benefits accrued	6.1	6.4	13.6	26.1	23.6
Interest	1.9	2.2	3.6	7.7	9.2
Benefit payments	(6.9)	(8.1)	(12.8)	(27.8)	(27.9)
Accrued benefit obligation end of year	55.5	65.6	103.9	225.0	218.7
Unamortized adjustments
Opening balance	(3.7)	(5.1)	(0.8)	(9.6)	(1.8)
New adjustments	(0.5)	(0.6)	1.1	---	(8.0)
Amortization	0.3	0.4	(1.1)	(0.4)	0.1
Unamortized Adjustments Ending balance	(3.9)	(5.3)	(0.8)	(10.0)	(9.7)
Total Benefit Liability	$51.6	$60.3	$103.1	$215.0	$209.0

Other agencies include Horizon Health Network, Vitalité Health Network, New Brunswick Community College, Collège communautaire du Nouveau-Brunswick, Service New Brunswick, New Brunswick Investment Management Corporation, Recycle New Brunswick and FacilicorpNB Ltd./Ltée.

NOTE 14 CONTINGENT LIABILITIES

a) Guaranteed Loans

The Province has guaranteed certain debt of entities external to the Provincial Reporting Entity under the authority of various statutes. At 31 March 2013, the total contingent liability in respect of these guarantees was $90.3 million ($107.3 million 2012), of which the Province has recognized $43.5 million as a liability in the Consolidated Statement of Financial Position ($58.2 million 2012).

	(millions)
	Authorized	Contingent
	Limit	Liability
Agricultural Development Act	$6.5	$6.2
Economic Development Act	77.6	67.5
Fisheries and Aquaculture Development Act	9.7	9.6
Livestock Incentives Act	0.5	0.3
Nursing Homes Act	5.1	5.1
Regional Development Corporation Act	1.6	1.6
		90.3
Less: Included in Allowance for Losses (Schedule 8)		43.5
		$46.8

2013	PROVINCE OF NEW BRUNSWICK	58

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

b) New Brunswick Municipal Finance Corporation

The New Brunswick Municipal Finance Corporation (NBMFC) is included in the Province’s reporting entity as described in Note 1. The Province guarantees the payment of principal and interest of any borrowing by NBMFC. In the event of a defaulted payment, the Province shall recover such amounts from the defaulting municipality or from the defaulting municipality that has guaranteed the payment due to the Corporation from the defaulting municipal enterprise. As of 31 December 2012, total debenture debt outstanding was $838.3 million ($804.3 million in 2011).

c) New Brunswick Credit Union Deposit Insurance Corporation

The New Brunswick Credit Union Deposit Insurance Corporation (NBCUDIC) guarantees the repayment of deposits with the New Brunswick credit unions and caisse populaires. NBCUDIC is included in the Province’s reporting entity as described in Note 1. As of 31 December 2012, deposits of the credit unions and caisse populaires totalled $3.5 billion ($3.3 billion in 2011). In addition, NBCUDIC has guaranteed specific losses up to $2.0 million.

d) Provincial Holdings Ltd.

Provincial Holdings Ltd. (PHL) is wholly owned by the Province and is responsible for administering industrial development project investments. PHL is included in the Province’s reporting entity as described in Note 1. Any resulting losses on loans guaranteed by PHL will be borne by the Province. At 31 March 2013, the loan guarantees totalled $11.3 million.

e) Environmental Responsibility

The Province of New Brunswick has assumed responsibility for reclamation and environmental protection of the Restigouche mining site. There is no imminent environmental or health threat from the property as it is being continually monitored and managed. The Province currently holds a cash security in the amount of $1.2 million for remediation. The estimated cost to complete a full reclamation at this site is $4.3 million over and above the security in place. There has been no decision at this time to proceed with full reclamation of the site.

PHL is responsible for the environmental clean-up of property in Miramichi which has not been evaluated. The future liability for all environmental clean-up costs is not currently determinable.

f) Insurance

The Province does not carry general liability insurance or property insurance on its assets except in a few limited instances. Any successful liability claims against the Province and any replacement of lost or damaged property are charged to expense in the year of settlement or replacement.

g) Legal Actions

The Province of New Brunswick is involved in various legal proceedings arising from government activities. Amounts totalling $20.3 million have been accrued in these consolidated financial statements which represents management’s best estimate of the likely losses due to legal actions. The Province of New Brunswick is also involved in various legal actions, the outcome of which is not determinable.

2013	PROVINCE OF NEW BRUNSWICK	59

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

NOTE 15 COMMITMENTS

a) Operating Leases

The total future minimum payments under various operating lease agreements, including those of government business enterprises for the rental of space and equipment, amounts to $500.1 million ($691.7 million 2012). Minimum annual lease payments in each of the next five years are as follows:

Fiscal Year	(millions)
2013-2014	$ 92.1
2014-2015	74.1
2015-2016	64.6
2016-2017	64.0
2017-2018	44.5

b) Nursing Homes

The Department of Social Development includes in its annual operating budget funding for the repayment of approved long term debt of certain nursing homes. The Department funds the nursing homes through grants which pay the difference between operating expenses and revenue from other sources.

Total long term debt of these nursing homes at 31 March 2013 amounted to approximately $359.3 million ($298.7 million 2012). Of the $359.3 million nursing home debt, the Province has issued guarantees totalling approximately $5.1 million ($5.7 million 2012) which is included as a contingent liability.

c) New Brunswick Lotteries and Gaming Corporation

In August 2013, the Atlantic Lottery Corporation communicated to NBLGC that retained earnings deficits would be recovered from shareholders through withholdings of profit distributions beginning in September 2013 and ending in 2019. The impact on future profit distributions for NBLGC is a decrease of $20,900,022.

d) Contractual Obligations

The nature of the government’s activities results in significant multi-year contracts and obligations. The Province currently has outstanding contractual commitments of $3,824.6 million. Significant commitments and agreements are as follows:

(millions)
Consolidated Fund Entities	$ 2,238.1
Other Government Entities	1,586.5

Significant commitments and agreements include:

2013	PROVINCE OF NEW BRUNSWICK	60

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

Consolidated Fund Entities
	2014	2015	2016		2017		2018+	Totals
Education and Early Childhood Development
Other Educational Operating Services	$5.4	$2.4	$0.5	$	---	$	---	$8.3
Environment and Local Government
Federal Gas Tax Transfer Fund	15.7	---	---		---		---	15.7
Finance
Property Assessment and Taxation System
Renewal Initiative	0.3	0.3	0.1		---		---	0.7
Project Management, Marketing, Web and
Staffing Services	0.5	0.1	---		---		---	0.6
Health
Various Health Care Services	21.7	13.1	8.6		6.8		4.7	54.9
Healthy and Inclusive Communities
Wellness - Marketing Communications Contract	0.3	---	---		---		---	0.3
Intergovernmental Affairs
2014 World Acadian Conference	0.8	0.4	---		---		---	1.2
Natural Resources
Various Agreements Under Natural Resources
Management	0.7	0.7	0.7		---		---	2.1
Public Safety
Public Police Service Agreement (PPSA)	73.6	73.6	73.6		73.6		1,104.0	1,398.4
Tourism, Heritage and Culture
Advertising, Publication, Software and Web
Service Contracts	7.7	7.0	5.8		5.7		5.7	31.9
Building Canada Fund
Le Village Historique Acadien	0.4	---	---		---		---	0.4
Transportation and Infrastructure
Various Capital Projects	133.2	204.8	10.7		7.8		139.1	495.6
Fundy Islands Ferry Services Project
Operations Agreement	13.8	14.1	14.5		14.9		170.7	228.0
National Highways System	16.6	---	---		---		---	16.6
Permanent Bridges and Highways	14.9	6.6	---		---		---	21.5
Subtotal	305.6	323.1	114.5		108.8		1,424.2	2,276.2
Capital Contributions from Outside Sources	32.4	5.7	---		---		---	38.1
Total	$273.2	$317.4	$114.5		$108.8		$1,424.2	$2,238.1

2013	PROVINCE OF NEW BRUNSWICK	61

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

Other Government Entities
	2014	2015	2016	2017		2018+	Totals
Ambulance NB
Management of Ambulance Services
through NB EMS	$28.5	$28.5	$28.5	$28.5	$	---	$114.0
Energy Efficiency and Conservation Agency
of New Brunswick
Programs and Service Provider Agreements	1.5	---	---	---		---	1.5
Fundy Trail Development Authority
Fundy Trail Parkway	1.8	1.8	---	---		---	3.6
New Brunswick Community College
Economic Development and Innovation -
NBCC Miramichi	4.0	1.3	---	---		---	5.3
New Brunswick Highway Corporation
Maintenance and Rehabilitation of the
Fredericton to Moncton Highway	22.9	13.5	30.6	11.9		8.5	87.4
Maintenance and Rehabilitation of the Trans
Canada Highway from the Quebec border
to Longs Creek	21.8	22.3	22.7	23.3		458.4	548.5
Maintenance and Rehabilitation of the
Route 1 Gateway	20.6	21.0	21.5	22.0		671.1	756.2
Regional Development Corporation
Canada - New Brunswick Agreements	53.4	6.8	0.4	---		---	60.6
Regional and Community Development
Initiative	9.3	0.1	---	---		---	9.4
Subtotal	163.8	95.3	103.7	85.7		1,138.0	1,586.5
Capital Contributions from Outside Sources	---	---	---	---		---	---
Total	$163.8	$95.3	$103.7	$85.7		$1,138.0	$1,586.5

2013	PROVINCE OF NEW BRUNSWICK	62

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

NOTE 16 SEGMENT REPORTING

Note 16 is intended to provide supplementary information on the province’s revenue and expenses by segment. The segments have been defined based on the accountability and control relationships between the Government and the various organizations within the reporting entity. Although the government controls all the entities included, there are varying levels of accountability. The segments are defined as: Government Departments and Some Agencies; Regional Health Authorities; and Other Crowns and Agencies. An Interaccount Eliminations column is added to eliminate double counting between columns and to reconcile to the Consolidated Statement of Operations. The extent of these items was $7.2 million in the 2013 fiscal year ($19.1 million in 2012). Eliminations between the Province and entities impact asset and liability accounts with respect to tangible capital assets and deferred contributions from the Province.

The Government Departments and Some Agencies segment represents the group most directly accountable to the Board of Management and Cabinet. The segment includes all line departments such as Health, Education and Transportation as well as the following agencies: Arts Development Trust Fund, Atlantic Education International Inc., Economic and Social Inclusion Corporation, Energy Efficiency and Conservation Agency of New Brunswick, Environmental Trust Fund, New Brunswick Highway Corporation, New Brunswick Housing Corporation, New Brunswick Internal Services Agency, New Brunswick Lotteries and Gaming Corporation, Regional Development Corporation, and Sport Development Trust Fund.

The Regional Health Authorities (RHA’s) are disclosed separately due to the magnitude of their operations and the fact they are somewhat removed from day to day control of the Board of Management and Cabinet.

Other Crowns and Agencies are also somewhat removed and independent with respect to day to day operations yet still controlled by government under the Public Sector Accounting Board’s criteria for control. The organizations included in this segment include: New Brunswick Electric Finance Corporation, New Brunswick Liquor Corporation, New Brunswick Municipal Finance Corporation, New Brunswick Power Group and New Brunswick Securities Commission. Also included with other agencies are the following entities which are consolidated in the Province’s financial statements: Algonquin Golf Limited, Algonquin Properties Limited, Ambulance New Brunswick Inc., Collège communautaire du Nouveau-Brunswick; FacilicorpNB Ltd., Forest Protection Limited, Invest NB, Kings Landing Corporation, New Brunswick Community College, New Brunswick Credit Union Deposit Insurance Corporation, New Brunswick Energy and Utilities Board, New Brunswick Health Council, New Brunswick Immigrant Investor Fund (2009) Ltd., New Brunswick Investment Management Corporation, New Brunswick Legal Aid Services Commission, Provincial Holdings Ltd., Recycle New Brunswick and Service New Brunswick.

2013	PROVINCE OF NEW BRUNSWICK	63

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

								(millions)
	Government
	Departments			Regional Health			Other Crowns and				Interaccount		Consolidated
	and Some Agencies			Authorities				Agencies			Eliminations		Total
	2013	2012		2013		2012		2013		2012	2013	2012	2013	2012
Revenue
Tax Revenue	$3,542.1	$3,574.4	$	---	$	---	$	---	$	---	$ ---	$ ---	$3,542.1	$3,574.4
Non Tax Revenue	832.3	832.5		116.9		102.8		100.2		104.8	---	---	1,049.4	1,040.1
Government Business
Enterprises	---	---		---		---		189.7		317.2	---	---	189.7	317.2
Transfers Between Entities	---	---		1,720.9		1,736.4		330.0		320.6	(2,050.9)	(2,057.0)	---	---
Conditional Federal Grants	484.1	347.6		24.5		28.3		---		---	---	---	508.6	375.9
Unconditional Federal Grants	2,491.9	2,498.3		---		---		---		---	---	---	2,491.9	2,498.3
	7,350.4	7,252.8		1,862.3		1,867.5		619.9		742.6	(2,050.9)	(2,057.0)	7,781.7	7,805.9
Expenses
Employee Benefits	1,922.5	1,740.0		1,405.7		1,380.5		279.6		263.3	(10.2)	(10.3)	3,597.6	3,373.5
Other Services	562.9	586.6		133.8		141.0		72.0		79.2	(5.3)	(14.3)	763.4	792.5
Materials and Supplies	151.9	160.8		286.3		284.2		23.2		21.5	---	(6.6)	461.4	459.9
Property and Equipment	33.7	41.0		---		---		28.9		25.8	(23.7)	(39.2)	38.9	27.6
Grants and Subsidies	4,398.0	4,326.2		---		---		6.4		0.8	(2,018.8)	(1,999.1)	2,385.6	2,327.9
Debt and Other Charges	689.3	738.6		---		---		3.4		10.5	(0.1)	(6.6)	692.6	742.5
Amortization	284.6	260.8		54.2		53.4		11.1		13.1	---	---	349.9	327.3
	8,042.9	7,854.0		1,880.0		1,859.1		424.6		414.2	(2,058.1)	(2,076.1)	8,289.4	8,051.2
Surplus (Deficit)	$(692.5)	$(601.2)		$(17.7)		$8.4		$195.3		$328.4	$7.2	$19.1	$(507.7)	$(245.3)

2013	PROVINCE OF NEW BRUNSWICK	64

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

NOTE 17 TRUST FUNDS

The Province is trustee for various trust funds outside the Provincial Reporting Entity.

The following is a summary of the trust fund equities calculated using the method indicated below to value investment assets:

	(millions)
	2013	2012
Cost Method:
Margaret R. Lynds Bequest	$0.1	$0.1
Mental Health Trust Fund	1.2	1.2
Viscount Bennett Bequest	0.2	0.2
	$1.5	$1.5
Market Value Method:
Judges' Superannuation Fund	$33.4	$31.1
Office of the Public Trustee Trust Fund	9.2	8.7
Pension Plan for the Management Employees
of New Brunswick School Districts	8.8	9.6
Pension Plan for General Labour, Trades and Services
Employees of New Brunswick School Districts	272.5	249.2
Pension Plan for Full-Time CUPE 2745 Employees of
New Brunswick School Districts	61.6	55.5
Public Service Superannuation Fund	5,623.2	5,226.2
Teachers' Pension Trust Fund	4,448.5	4,157.5
	$10,457.2	$9,737.8

The Margaret R. Lynds Bequest awards three annual scholarships of equal value to students pursuing the study of communications at specified universities. The Mental Health Trust Fund is used to pay for psychoanalysis treatment of deserving New Brunswick residents. The income from the Viscount Bennett Bequest is used to develop the Province's historic resources. The Public Trustee of New Brunswick protects the financial and personal interests of the elderly, the mentally challenged, children, missing or deceased persons, when there is no one else able and willing to do so.

NOTE 18 PRIOR PERIOD ADJUSTMENTS

Restatements to Net Debt and Accumulated Deficit

The tables below summarize the impact of the prior period adjustments on the opening net debt and accumulated deficit figures. The paragraphs following the tables provide additional information on these adjustments.

2013	PROVINCE OF NEW BRUNSWICK		65
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2013

RESTATED NET DEBT - BEGINNING OF YEAR
		(millions)
		2013	2012
		Actual	Actual
	NET DEBT - BEGINNING OF YEAR
	As Previously Published	$ (10,045.8)	$(9,615.7)
	Consolidation Adjustments	16.7	18.5
	Transfers for Capital Purposes	(93.1)	(100.3)
	RESTATED NET DEBT - BEGINNING OF YEAR	$ (10,122.2)	$(9,697.5)

RESTATED ACCUMULATED DEFICIT - BEGINNING OF YEAR

	(Millions)
	2013	2012
ACCUMULATED DEFICIT - BEGINNING OF YEAR	Actual	Actual

As Previously Published	$ (3,368.0)	$(3,097.5)
Prior Years' Adjustments
Transfers for Capital Purposes	881.2	882.6
Consolidation Adjustments	23.2	18.5
Capitalization of Computer Hardware and Software Systems	50.6	38.6
RESTATED ACCUMULATED DEFICIT - BEGINNING OF YEAR	$ (2,413.0)	$(2,157.8)

Transfers for Capital Purposes

During the year ended 31 March 2013, the Province changed its policy for recording Transfers for Capital Purposes to adopt the revised Public Sector Accounting Board standard for reporting government transfers. This change is described in Note 1 b) to the consolidated financial statements. Income and accumulated deficit were restated for prior years as part of adopting the new standard. This change resulted in a decrease in revenue of $0.2 million and an increase in expense of $1.2 million for a total increase in the annual deficit of $1.4 million at 31 March 2012. It also resulted in a decrease in deferred capital contributions on the Consolidated Statement of Financial Position of $881.2 million and a corresponding decrease in accumulated deficit of $882.6 million as at 1 April 2011. This also resulted in a decrease in non-financial assets of $100.3 million at 31 March 2012 and an offsetting increase in Net Debt.

Consolidation Adjustments

As a result of a change in accounting policy, the financial results of Provincial Holdings Ltd., the New Brunswick Energy and Utilities Board and Contract Management Services Ltd. (CMSL) are now included in these statements using the consolidation method. These changes resulted in the restatement of 31 March 2012 financial results as follows: an increase of $2.7 million in revenue, an increase of $2.9 million in expense for a net increase of $0.2 million in the Province’s annual deficit and an increase of $5.6 million and $4.9 million in assets and liabilities respectively. The opening net debt and accumulated deficit as at 1 April 2011 decreased by $0.9 million.

2013	PROVINCE OF NEW BRUNSWICK	66

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

Due to a review of the methodology for the consolidation of the Regional Health Authorities, an adjustment was required and comparative figures have been restated. The adjustment resulted in a $22.5 million reduction of accounts payable and accrued expenditures at 31 March 2012 and a $22.5 million restatement of net debt and accumulated deficit for the period ended 31 March 2012. This also resulted in decreased expenses of $4.9 million for the year ended 31 March 2012.

Capitalization of Computer Hardware and Software Systems

In 2013, the Province revised its policy to capitalize computer hardware and software systems. This change in policy resulted in a restatement of 31 March 2012 results as follows: a $38.6 million decrease in the Province’s opening accumulated deficit, a $50.6 million increase in tangible capital assets and a $12.0 million decrease in expenses. There was no change to net debt.

Municipality RCMP Fees

The Province retroactively restated other provincial revenue and protection expenses to reflect municipality RCMP fees which were previously netted against revenue. The impact for the year ended 31 March 2012 is that both revenue and expense increased by $11.0 million. There was no impact on net debt.

NOTE 19 COMPARATIVE FIGURES

Certain 2012 figures have been restated to conform to 2013 presentation.

2013	PROVINCE OF NEW BRUNSWICK		67
SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2013
		(millions)
		2013	2012
SCHEDULE 1
CASH AND SHORT TERM INVESTMENTS
Short Term Investments		$1,238.9	$801.4
Cash		57.7	73.6
		1,296.6	875.0
SCHEDULE 2
RECEIVABLES AND ADVANCES
Accounts Receivable
General Receivables of Government Departments		$195.7	$204.5
General Receivables of Government Entities		44.5	43.3
		240.2	247.8
Due from Federal Government
Central Government Services		82.2	71.7
Transportation		72.6	3.8
Economic Development		56.7	33.9
Education		22.3	22.1
Harmonized Sales Tax Rebate		16.0	17.7
Health		0.3	0.1
Other		4.7	11.4
		254.8	160.7
Guarantee Payouts		114.3	102.8
Advances
Advances of Grants		32.1	26.5
Working Capital Advances		8.0	7.8
Other		7.8	11.2
		47.9	45.5
Interest Receivable
Student Loans		16.4	14.8
Fisheries and Aquaculture Development Act		6.7	6.7
Economic Development Act		4.8	6.2
Agricultural Development Act		0.1	0.1
Other		20.7	22.7
		48.7	50.5
		705.9	607.3
Less:	Allowance for Doubtful Accounts	244.5	231.8
		$461.4	$375.5

68	PROVINCE OF NEW BRUNSWICK		2013

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2013
		(millions)
		2013	2012
SCHEDULE 3
TAXES RECEIVABLE
Real Property Tax		$1,087.9	$1,038.1
Sales Tax		36.6	33.0
Tobacco Tax		20.2	20.8
Gasoline and Motive Fuels Tax		19.4	20.6
Royalties and Stumpage on Timber		10.6	6.4
Metallic Minerals Tax		---	1.0
Other		3.6	6.4
		1,178.3	1,126.3
Less: Allowance for Doubtful Accounts		38.1	37.0
		$1,140.2	$1,089.3
SCHEDULE 4
INVENTORIES FOR RESALE
Inventories for Resale
Properties Held for Sale		$3.4	$2.4

2013	PROVINCE OF NEW BRUNSWICK					69

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2013
			(millions)
		2013			2012
		Allowance			Allowance
		for Doubtful			for Doubtful
	Amount	Accounts	Net	Amount	Accounts	Net
SCHEDULE 5
LOANS
Loans to Students	$443.8	$97.3	$346.5	$431.6	$95.1	$336.5
Economic Development Act	241.9	86.7	155.2	252.3	81.7	170.6
Fisheries and Aquaculture
Development Act	35.5	21.3	14.2	37.6	21.4	16.2
New Brunswick Housing Act	32.6	3.8	28.8	33.4	3.7	29.7
Agricultural Development Act	13.1	2.2	10.9	12.6	2.1	10.5
Energy Efficiency Upgrade Loans	10.0	0.5	9.5	13.7	0.3	13.4
Unsatisfied Judgements	9.4	9.4	---	9.4	9.4	---
L'Office de Stabilisation	5.2	---	5.2	4.0	---	4.0
La Fondation du quotidien
francophone	4.0	4.0	---	4.0	4.0	---
Fundy Trail Endowment Fund	3.8	---	3.8	3.6	---	3.6
Other Loans	23.3	5.4	17.9	7.2	1.6	5.6
	$822.6	$230.6	$592.0	$809.4	$219.3	$590.1

70	PROVINCE OF NEW BRUNSWICK		2013

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2013
		(millions)
		2013	2012
SCHEDULE 6
EQUITY IN GOVERNMENT BUSINESS ENTERPRISES
New Brunswick Electric Finance Corporation		$171.9	$30.0
New Brunswick Liquor Corporation		24.1	21.7
New Brunswick Securities Commission		4.0	1.7
New Brunswick Municipal Finance Corporation		1.1	1.2
		$201.1	$54.6
SCHEDULE 7

ACCOUNTS PAYABLE AND ACCRUED EXPENSES
Accounts Payable		$503.5	$498.5
Due to Canada
Equalization and Canada Health and Social Transfer		62.5	83.3
Canada Mortgage and Housing Corporation		47.9	34.9
Other Agreements		1.1	1.1
		111.5	119.3
Accrued Interest
Funded Debt		130.8	131.0
Other		72.8	73.9
		203.6	204.9
Employee Benefits
Retirement Allowances		441.4	389.9
Accrued Salaries Payable		276.0	261.1
Sick Leave		215.0	209.0
Liability for Injured Workers		131.9	132.4
		1,064.3	992.4
Municipal Property Taxes Due to Municipalities		445.1	408.6
Medicare and Out of Province Payments		40.9	31.9
Holdbacks on Contracts		18.4	19.2
Hospital Liability Protection Plan		18.2	16.8
Strategic Assistance		0.9	2.1
Other		115.5	81.8
		639.0	560.4
		$2,521.9	$2,375.5

2013	PROVINCE OF NEW BRUNSWICK		71

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2013
		(millions)
		2013	2012
SCHEDULE 8
ALLOWANCE FOR LOSSES
Economic Development		$33.0	$46.8
Property Tax Appeals		6.2	10.1
Post-Secondary Education, Training and Labour		0.1	0.1
Other		13.0	106.9
		$52.3	$163.9
SCHEDULE 9
DEFERRED REVENUE
Real Property Taxes		$364.9	$355.2
Motor Vehicle and Operators' Licenses		57.2	55.9
Capital Contributions		101.8	93.1
Other		21.6	91.3
		$545.5	$595.5
SCHEDULE 10
DEPOSITS HELD IN TRUST
New Brunswick Immigrant Investor Fund (2009) Ltd.		$100.4	$70.7
Retention Fund for Fee for Service Physicians		39.5	35.2
Tenants' Security Deposits		20.9	19.9
Court of Queen's Bench		8.2	8.4
Mining Licenses - Non-Performance Renewal Fees		8.6	8.2
Contractors' Deposits		5.2	6.7
Scholarship Trusts		3.9	3.9
Family Support Order Services		1.4	1.6
New Brunswick Crop Reinsurance		0.6	---
Sale of Property for Taxes		0.2	1.3
Metallic Minerals Tax		0.2	0.2
Other		54.1	31.3
		$243.2	$187.4

2013	PROVINCE OF NEW BRUNSWICK	72

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

	(millions)
	2013	2012
SCHEDULE 11
OBLIGATIONS UNDER CAPITAL LEASES
Highways	$665.9	$691.3
Protection	68.6	69.8
Education	47.9	48.6
Other	12.3	12.1
	$794.7	$821.8
SCHEDULE 12
INVENTORIES OF SUPPLIES
Health Supplies and Vaccines	$24.4	$25.9
Construction and Maintenance Materials	13.4	13.8
Machine Repair Parts	5.3	6.6
Stationery and Supplies	1.4	2.1
Veterinary Supplies	1.1	1.2
Educational Textbooks	0.8	0.7
Other Supplies	5.9	5.7
	$52.3	$56.0
SCHEDULE 13
PREPAID AND DEFERRED CHARGES
Public Private Partnership Contracts	$133.5	$115.8
Unamortized Premiums, Discounts, and Issue Expenses
on Debentures	69.0	54.8
Deferred Financing Charges	4.7	3.9
Other	21.0	26.2
	$228.2	$200.7

2013	PROVINCE OF NEW BRUNSWICK	73

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

		(millions)
	2013	2013	2012
	Budget	Actual	Actual
SCHEDULE 14
TAXES
Personal Income Tax	$1,344.1	$1,223.8	$1,261.8
Corporate Income Tax	223.6	209.3	229.0
Metallic Minerals Tax	40.0	12.3	42.2
	1,607.7	1,445.4	1,533.0
Provincial Real Property Tax	453.4	438.0	428.6
Harmonized Sales Tax	1,135.4	1,169.6	1,128.0
Gasoline and Motive Fuels Tax	245.7	239.5	246.4
Tobacco Tax	150.0	142.4	147.7
Pari-mutuel Tax	0.6	0.6	0.6
	1,531.7	1,552.1	1,522.7
Insurance Premium Tax	43.8	49.6	47.7
Financial Corporation Capital Tax	23.1	27.6	19.5
Penalties and Interest	17.6	16.7	16.7
Other	13.6	12.7	6.2
	98.1	106.6	90.1
	$3,690.9	$3,542.1	$3,574.4
SCHEDULE 15
LICENSES AND PERMITS
Motor Vehicle	$118.2	$120.0	$115.6
Fish and Wildlife	6.2	6.6	6.4
Mines	3.6	2.0	2.3
Liquor Licenses	1.0	1.0	1.0
Other	15.2	15.0	13.5
	$144.2	$144.6	$138.8
SCHEDULE 16
ROYALTIES
Forest	$70.7	$67.3	$65.9
Mines	51.0	18.8	23.4
	$121.7	$86.1	$89.3

2013	PROVINCE OF NEW BRUNSWICK	74

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

31 March 2013

		(millions)
	2013	2013	2012
	Budget	Actual	Actual
SCHEDULE 17
INCOME FROM GOVERNMENT BUSINESS ENTERPRISES
New Brunswick Liquor Corporation	$172.4	$164.1	$164.1
New Brunswick Electric Finance Corporation	78.0	17.8	145.0
New Brunswick Securities Commission	6.5	7.9	7.9
Other Entities	---	(0.1)	0.2
	$256.9	$189.7	$317.2
SCHEDULE 18
OTHER PROVINCIAL REVENUE
Sales of Goods and Services
General	$259.0	$216.6	$239.0
Institutional	32.0	30.3	29.9
Leases and Rentals	24.7	23.3	23.2
Intergovernmental	20.5	21.1	20.6
Provincial Parks	6.1	6.0	6.0
Lotteries and Gaming	144.1	144.8	139.4
Investment Income	45.0	42.7	42.3
Fines and Penalties	11.3	12.9	12.6
Other Revenue	47.1	100.3	73.4
	$589.8	$598.0	$586.4
SCHEDULE 19
UNCONDITIONAL GRANTS
Canada Health Transfer	$637.2	$629.7	$605.7
Canada Social Transfer	257.4	257.2	252.6
Wait Times Reduction Transfer	5.4	5.4	5.5
Statutory Subsidies	1.9	1.9	1.9
	$901.9	$894.2	$865.7

2013	PROVINCE OF NEW BRUNSWICK		75

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2013
		(millions)
	2013	2013	2012
	Budget	Actual	Actual
SCHEDULE 20
CONDITIONAL GRANTS
Transportation	$222.4	$210.7	$25.0
Education	148.0	126.6	144.1
Economic Development	59.3	70.3	98.8
Central Government Services	49.3	41.0	39.0
Health	27.2	26.5	43.4
Social Services	7.2	7.2	7.7
Other	13.7	26.3	17.9
	$527.1	$508.6	$375.9
SCHEDULE 21
EDUCATION AND TRAINING
Education	$1,096.6	$1,086.1	$1,074.6
Post-Secondary Education Services	509.5	498.9	493.4
Pension Expense	97.3	151.4	123.7
Amortization Expense	38.3	38.8	36.8
Public Works and Infrastructure	5.8	8.7	9.3
Provision Expense	11.7	3.3	10.8
General Government	2.0	0.4	0.7
	$1,761.2	$1,787.6	$1,749.3
SCHEDULE 22
HEALTH
Health Services	$2,693.0	$2,662.0	$2,625.2
Amortization Expense	58.1	63.7	61.9
Pension Expense	63.3	60.2	40.6
Public Works and Infrastructure	---	---	2.3
	$2,814.4	$2,785.9	$2,730.0

76	PROVINCE OF NEW BRUNSWICK		2013

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2013
		(millions)
	2013	2013	2012
	Budget	Actual	Actual
SCHEDULE 23
SOCIAL DEVELOPMENT
Social Development	$1,085.7	$1,048.4	$1,021.6
Provision Expense	4.0	5.0	6.3
Amortization Expense	1.9	1.9	1.7
General Government	0.3	0.3	0.3
	$1,091.9	$1,055.6	$1,029.9
SCHEDULE 24
PROTECTION SERVICES
Public Safety	$171.0	$168.6	$166.2
Justice and Attoney General	64.6	61.6	60.6
Pension Expense	2.6	4.1	2.7
Amortization Expense	---	1.8	---
Provision Expense	0.6	0.5	(0.1)
General Government	0.4	0.3	0.3
New Brunswick Credit Union Deposit Insurance Corporation	0.2	0.2	0.2
Public Works and Infrastructure	---	0.2	---
	$239.4	$237.3	$229.9
SCHEDULE 25
ECONOMIC DEVELOPMENT
Economic Development	$183.7	$201.9	$183.6
Tourism, Heritage and Culture	44.5	42.4	42.5
Provision Expense	17.0	5.8	14.6
New Brunswick Immigrant Investor Fund (2009) Ltd.	5.2	5.0	0.6
InvestNB	14.1	4.7	3.7
Post-Secondary Education, Training and Labour	6.9	4.1	4.9
Kings Landing Corporation	3.6	3.7	4.0
Amortization Expense	1.2	3.0	3.4
	$276.2	$270.6	$257.3

2013	PROVINCE OF NEW BRUNSWICK		77

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2013
		(millions)
	2013	2013	2012
	Budget	Actual	Actual
SCHEDULE 26
LABOUR AND EMPLOYMENT
Post-Secondary Education, Training and Labour	$127.7	$99.9	$107.8
General Government	0.6	0.6	0.6
	$128.3	$100.5	$108.4
SCHEDULE 27
RESOURCES
Natural Resources	$108.0	$103.4	$104.0
Agriculture and Aquaculture and Fisheries	48.4	46.4	40.6
Environment	23.6	23.5	23.0
Energy Efficiency and Conservation Agency of
New Brunswick	11.8	16.7	18.9
Energy and Mines	8.5	8.3	7.7
Forest Protection Limited	6.2	5.1	6.0
Recycle New Brunswick	4.6	4.6	4.6
Energy and Utilities Board	---	2.1	1.7
Amortization Expense	0.4	1.3	1.3
Transportation and Infrastructure	0.2	0.1	1.8
Provision Expense	3.3	(1.4)	5.0
	$215.0	$210.1	$214.6
SCHEDULE 28
TRANSPORTATION AND INFRASTRUCTURE
Transportation and Infrastructure	$292.6	$312.9	$311.0
Amortization Expense	238.6	234.2	215.0
Provision Expense	0.3	0.6	1.7
	$531.5	$547.7	$527.7

78	PROVINCE OF NEW BRUNSWICK		2013

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 March 2013
		(millions)
	2013	2013	2012
	Budget	Actual	Actual
SCHEDULE 29
CENTRAL GOVERNMENT
Pension Expense	$97.9	$219.1	$120.3
General Government	81.5	131.8	108.9
Local Government	119.8	113.1	112.4
Service New Brunswick	60.8	57.3	54.9
Legislative Assembly	27.2	26.6	22.1
New Brunswick Internal Services Agency	24.7	20.1	17.9
Finance	20.3	17.4	18.1
Executive Council	18.4	16.7	16.0
Government Services	11.0	11.4	10.5
Healthy and Inclusive Communities	10.7	10.4	9.3
New Brunswick Investment Management Corporation	9.2	9.0	8.5
Amortization Expense	0.5	5.2	7.2
Human Resources	4.1	3.3	2.8
New Brunswick Lotteries and Gaming Corporation	3.2	2.8	3.0
Office of the Premier	1.7	1.6	1.6
Public Works and Infrastructure	0.4	0.4	1.5
Algonquin Golf and Algonquin Properties Ltd.	8.8	0.2	19.9
Provision Expense	4.0	(12.6)	7.4
	$504.2	$633.8	$542.3